As filed with the Securities and Exchange
          Commission on August 14, 1998
                                                 Registration No. 333-60809
          =================================================================


                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                   ----------------

                                   AMENDMENT NO. 1 TO
                                       FORM S-4

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------------

                             UNISOURCE ENERGY CORPORATION
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       ARIZONA                        86-0786732

                      (State or                    (I.R.S. Employer
                 other jurisdiction              Identification No.)
                  of incorporation
                  or organization)


                                220 WEST SIXTH STREET
                               TUCSON, ARIZONA,  85701
                                    (520) 571-4000

                 (Address, including zip code, and telephone number,
                                 including area code,
                     of registrant's principal executive offices)


            Dennis R. Nelson, Esq.                   John T. Hood, Esq.
               UniSource Energy                   J. Anthony Terrell, Esq.
                 Corporation                      Thelen Reid & Priest LLP
            220 West Sixth Street                    40 West 57th Street
           Tucson, Arizona,  85701                New York, New York 10019
                (520) 571-4000                         (212) 603-2000

                      (Names and addresses, including zip codes,
                     and telephone numbers, including area codes,
                                of agents for service)

                                   ----------------

                  Approximate date of commencement of proposed sale
                           of the securities to the public:

                          AS SOON AS PRACTICABLE AFTER THIS
                      REGISTRATION STATEMENT BECOMES EFFECTIVE.


                                  ----------------

               THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

          =================================================================

                  Subject to completion, dated August 14, 1998

                             UNISOURCE ENERGY CORPORATION

                                  OFFER TO EXCHANGE


                                      ANY OR ALL
                    WARRANTS TO PURCHASE SHARES OF COMMON STOCK OF
                            TUCSON ELECTRIC POWER COMPANY
                                         FOR
           WARRANTS EXPIRING IN 1999 TO PURCHASE SHARES OF COMMON STOCK OF
                             UNISOURCE ENERGY CORPORATION
                                         AND
           WARRANTS EXPIRING IN 2000 TO PURCHASE SHARES OF COMMON STOCK OF
                             UNISOURCE ENERGY CORPORATION
                     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.
              NEW YORK CITY TIME,                , 1998 UNLESS EXTENDED
                                  ---------------

               UniSource Energy Corporation, an Arizona corporation (the "Company"), hereby offers upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal") to exchange (the "Exchange Offer") any and all outstanding warrants to purchase shares of common stock of Tucson Electric Power Company, an Arizona corporation and wholly-owned subsidiary of the Company ("TEP") (the "TEP Warrants") for Warrants expiring in 1999 to purchase shares of common stock of the Company (the "1999 UNS Warrants") and Warrants expiring in 2000 to purchase shares of common stock of the Company (the "2000 UNS Warrants" and, together with the 1999 UNS Warrants, the "UNS Warrants"). For each TEP Warrant surrendered to and accepted by the Company pursuant to the Exchange Offer, the Holder (as defined herein) of
          such TEP Warrant will receive 0.20 1999 UNS Warrant and      2000
                                                                 -----
          UNS Warrant.

               The UNS Warrants will be issued under and be entitled to all of the rights and benefits of, and subject to the limitations under, the Warrant Agreement, to be dated as of the Expiration Date (as hereinafter defined), between the Company and The Bank of New York, as Warrant Agent (the "Warrant Agent") (the "Warrant Agreement"). See "DESCRIPTION OF THE UNS WARRANTS."

               The form and terms of the 1999 UNS Warrants and 2000 UNS Warrants are substantially the same as the form and terms of the TEP Warrants except that each 1999 UNS Warrant will entitle the Holder to purchase one share of Common Stock (the "Common Stock") of the Company at a purchase price of $16.00 through and including March 15, 1999 and each 2000 UNS Warrant will entitle the Holder to purchase one share of Company Common Stock at a purchase price of $16.00 through and including December 15, 2000. See "DIFFERENCES BETWEEN THE TEP WARRANTS AND THE UNS WARRANTS."

               The Company will accept for exchange any and all TEP Warrants which are properly tendered to The Bank of New York, as Exchange Agent, in the Exchange Offer prior to 5:00 p.m., New
          York City time, on September    , 1998, unless the Exchange Offer
                                      ----
          is extended by the Company at its sole discretion (if and as extended, the "Expiration Date"). Tenders of TEP Warrants may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. See "THE EXCHANGE OFFER."

                THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
               AT 5:00 P.M., NEW YORK CITY TIME ON SEPTEMBER    , 1998,
                                                             ---
                        UNLESS THE EXCHANGE OFFER IS EXTENDED.

               Holders of TEP Warrants not tendered and accepted in the Exchange Offer will continue to hold such TEP Warrants and will be entitled to all the rights and benefits of, and be subject to the limitations under, the Warrant Agreement, dated December 15, 1992 among certain institutional investors (the "Initial Registered Holders") and TEP (the "TEP Warrant Agreement"). The Company will pay all the expenses incurred by it incident to the Exchange Offer. See "THE EXCHANGE OFFER."

                                   ----------------

                   SEE "RISK FACTORS" ON PAGE 8 FOR A DISCUSSION OF
               CERTAIN MATTERS THAT SHOULD BE CONSIDERED IN CONNECTION
            WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE UNS WARRANTS

                                   ----------------

                THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
                 BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY
                STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
               PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
              ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is                , 1998.
                                               ---------------

          Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission.
          These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

                                  TABLE OF CONTENTS
                                                                       PAGE
                                                                       ----

          AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . .  3

          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . . . . . . 3

          SUMMARY INFORMATION. . . . . . . . . . . . . . . . . . . . . . 4

          CERTAIN RISK FACTORS. . . . . . . . . . . . . . . . . . . . .  8

          THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . .  10

          THE EXCHANGE OFFER. . . . . . . . . . . . . . . . . . . . . . 13

          USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . .  17

          DIFFERENCES BETWEEN THE TEP WARRANTS
          AND THE UNS WARRANTS. . . . . . . . . . . . . . . . . . . . . 17

          DESCRIPTION OF THE UNS WARRANTS. . . . . . . . . . . . . . .  17

          DESCRIPTION OF CAPITAL STOCK. . . . . . . . . . . . . . . . . 22


                                                                       PAGE
                                                                       ----

          CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES. . . .  23

          EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . .  24


          APPENDIX A -   Form of Warrant Agreement relating
                         to the UNS Warrants

          APPENDIX B -   Form of Warrant Agreement relating
                         to the UNS Warrants marked to show
                         changes from Warrant Agreement
                         relating to the TEP Warrants

               NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.


                                AVAILABLE INFORMATION

               The Company and TEP are subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith the Company and TEP file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information can be inspected and copied at the offices of the SEC at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Regional Offices of the SEC located at 500 West Madison Street, 14th Floor, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such documents can be obtained from the Public Reference Section of the SEC at prescribed rates by writing to it at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC maintains a web site on the Internet that contains reports, proxy statements and other information regarding the Company and TEP; the address of such site is http:www.sec.gov. Reports, proxy statements and other information concerning the Company and TEP are also available for inspection and copying at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


               Each of the Company's and TEP's Annual Report on Form 10-K for the year ended December 31, 1997, as amended by Form 10-K/A, dated March 5, 1998, (the "1997 10-K"), Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 (the "Second Quarter 10-Q") and Current Reports on Form 8-K dated January 6, 1998, June 26, 1998, July 16, 1998 and July 22, 1998
          which have been filed by the Company and TEP with the SEC pursuant to the Exchange Act, are incorporated in this Prospectus by reference. All documents subsequently filed by the Company or TEP pursuant to Section 13 or 14 of the Exchange Act, prior to the termination of the Exchange Offer made by this Prospectus, shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of filing thereof. All documents incorporated herein by reference, whether pursuant to this paragraph or the immediately preceding paragraph, are hereinafter referred to as the "Incorporated Documents". Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in any subsequently filed Incorporated Document modifies or replaces such statement.

               THE COMPANY AND TEP WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THE PROSPECTUS IS DELIVERED, UPON THE REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE, EXCLUDING THE EXHIBITS THERETO. REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO KEVIN P. LARSON, VICE PRESIDENT AND TREASURER OF TEP, BY MAIL AT 220 WEST SIXTH STREET, TUCSON, ARIZONA 85702, OR BY TELEPHONE AT (520) 884-3660.

                                 SUMMARY INFORMATION

               The following summary information is qualified in its entirety by the information contained elsewhere in this Prospectus and in the Incorporated Documents.

                                     THE COMPANY

               The Company was incorporated under the laws of the State of Arizona on March 8, 1995. The Company is a holding company which owns all of the outstanding common stock of TEP and MEH Corporation ("MEH"). On January 1, 1998, TEP and the Company completed a statutory share exchange, pursuant to which the outstanding common stock of TEP was exchanged, on a share-for-share basis, for shares of Company common stock, no par value. Following the share exchange, TEP transferred the stock of its subsidiary, MEH, to the Company in exchange for a promissory note in the approximate amount of $95 million. The Company's stock is traded on the New York and Pacific Stock Exchanges under the ticker symbol UNS.

               TEP is the principal subsidiary of the Company and accounts for substantially all of its assets, revenues and net income. TEP is an operating public utility engaged in delivering energy services to retail customers primarily in the Tucson, Arizona metropolitan area and to wholesale customers throughout the Western United States. As a public utility, TEP falls under the jurisdiction of the Arizona Corporation Commission which has the authority to approve rates and certain other corporate actions.

               TEP provides electric power to approximately 317,000 retail customers. In 1997, TEP generated and sold more than 7,400 gigawatt hours of energy to retail customers and 3,400 gigawatt hours to other customers at wholesale. Operating revenues from such sales exceeded $729 million. TEP owns or leases 1,896 MW of generating capacity located in Arizona and New Mexico. TEP also has transmission and distribution assets to transmit electricity from TEP's remote generating facilities to the Tucson area for use by TEP's retail customers and to provide interconnections to neighboring utilities.


                               THE EXCHANGE OFFER


          THE EXCHANGE
          OFFER. . . . . .  The Company  is offering  to exchange 0.20
                            1999  UNS  Warrant and           2000  UNS
                                                    -------
                            Warrant for each TEP Warrant that is properly tendered and accepted. The Company will issue the 1999 UNS Warrants and 2000 UNS
                            Warrants   on   or  promptly   after   the
                            Expiration Date.   As of  the date hereof,
                            there   are   12,054,279   TEP    Warrants
                            outstanding.  See "THE EXCHANGE OFFER."

          NO FRACTIONAL
          WARRANTS. . . . . No   certificate  representing  fractional
                            UNS Warrants  shall be issued pursuant  to
                            the   Exchange  Offer.     Fractional  UNS
                            Warrants  that  otherwise would  be issued
                            in  connection  with  the  Exchange  Offer
                            will  be rounded  up to the  nearest whole
                            UNS  Warrant.  See "THE  EXCHANGE OFFER --
                            No Fractional Warrants."
          RIGHT TO
          TERMINATE OR
          AMEND THE
          EXCHANGE
          OFFER. . . . . .  The   Exchange   Offer   is   subject   to
                            termination  or  amendment by  the Company
                            in  its   sole  discretion.     See   "THE
                            EXCHANGE  OFFER -  Right to  Terminate  or
                            Amend."


          EXPIRATION
          DATE. . . . . . . The  Exchange  Offer  will expire  at 5:00
                            p.m., New  York City time,  on September
                            ___, 1998, unless extended by the Company at
                            its  sole  discretion,  in which  case the
                            its sole discretion, in which case the
                            term  "Expiration  Date"  shall  mean  the
                            latest  date   and  time   to  which   the
                            Exchange Offer is extended.

          PROCEDURES FOR
          TENDERING TEP
          WARRANTS. . . . . Each  Holder  of  TEP Warrants  wishing to participate  in  the Exchange  Offer  must
                            complete,  sign  and date  the  Letter  of
                            Transmittal,  or  a facsimile  thereof, in
                            accordance     with    the    instructions
                            contained herein and therein, and mail  or
                            otherwise   deliver    such   Letter    of
                            Transmittal, or such facsimile, together with such TEP Warrants and any other required documentation to the Exchange Agent.


          SPECIAL
          PROCEDURES FOR
          BENEFICIAL
          OWNERS. . . . . . Any  beneficial  owner whose  interests in the  TEP Warrants  are  registered  in the
                            name   of  a  broker,  dealer,  commercial
                            bank,  trust  company, nominee,  or  other
                            securities  intermediary and who wishes to
                            tender such TEP Warrants  in the  Exchange
                            Offer  should   contact  such   securities
                            intermediary  promptly and  instruct  such
                            securities  intermediary to tender on such
                            beneficial   owner's   behalf.      If   a
                            beneficial owner  wishes to tender on such
                            owner's   own  behalf,  such  owner  must,
                            prior  to  completing  and  executing  the
                            Letter  of Transmittal and delivering such
                            owner's   TEP  Warrants  to  the  Exchange
                            Agent,     either     make     appropriate
                            arrangements  to register ownership of the
                            TEP  Warrants  in  such  owner's  name  or
                            obtain  a  properly  completed  assignment
                            from  the  registered  Holder  of the  TEP
                            Warrants.    The  transfer  of  registered
                            ownership  may take  considerable time and
                            might  not   be  completed  prior  to  the
                            Expiration Date.

          WITHDRAWAL
          RIGHTS. . . . . . Tenders of  TEP Warrants  may be withdrawn at any time  prior to 5:00 p.m., New  York
                            City time, on the Expiration Date.
          ACCEPTANCE OF TEP
          WARRANTS AND
          DELIVERY OF UNS
          WARRANTS. . . . . The Company  will accept  for exchange any and all  TEP Warrants  which are  properly
                            tendered to  the Exchange  Agent prior  to
                            5:00  p.m., New  York  City time,  on  the
                            Expiration Date.  The  UNS Warrants issued
                            pursuant  to the  Exchange Offer  will  be
                            delivered   on   or  promptly   after  the
                            Expiration Date.  See  "THE EXCHANGE OFFER
                            - Terms of the Exchange Offer."

          USE OF            The  Company  will  not  receive any  cash
          PROCEEDS. . . . . proceeds from  the  issuance  of  the  UNS
                            Warrants in the  Exchange Offer.  See "USE
                            OF PROCEEDS." To the extent that shares of Common Stock are purchased from the Company pursuant to the exercise of the UNS Warrants, the Company intends to use the net proceeds for general corporate purposes.

          TAX               An  exchange  of  UNS   Warrants  for  TEP
          CONSEQUENCES. . . Warrants  should   constitute  a   taxable
                            event  for  federal income  tax  purposes.
                            As a result, a  U.S. Holder will recognize
                            gain  or  loss  equal  to  the  difference
                            between   the  amount  realized  upon  the
                            exchange,  and such U.S. Holder's adjusted
                            tax    basis    in   the    TEP   Warrants
                            surrendered.   See  "CERTAIN UNITED STATES
                            FEDERAL INCOME TAX CONSEQUENCES".

          EXCHANGE AGENT. . The  Bank  of New  York  is  the  Exchange
                            Agent. Its telephone number  is (212) 815-
                            2499. The address of the Exchange Agent is set forth in "THE EXCHANGE OFFER - Exchange Agent."

                                THE TEP WARRANTS


          TEP WARRANTS. . . TEP  issued  an  aggregate  of  12,054,279
                            Common   Stock   Purchase   Warrants    on
                            December  15, 1992,  for the  purchase  of
                            approximately  2,410,855  shares  of   TEP
                            common  stock (adjusted for TEP's one-for-
                            five   reverse   stock  split   in   1996)
                            pursuant  to  the TEP  Warrant  Agreement.
                            The exercise terms are  five TEP  Warrants
                            plus  an  exercise  price  of  $16.00  per
                            share  of  TEP  common  stock.    The  TEP
                            Warrants are currently exercisable and expire December 15, 2002.

                            On January 1, 1998, TEP and the Company
                            completed a statutory share exchange (the
                            "Share Exchange"), pursuant to which the outstanding common stock of TEP was exchanged, on a share-for-share basis, for shares of the Company's Common Stock. The consummation of the Share Exchange did not convert the TEP Warrants into warrants to purchase shares of Company Common Stock. TEP common stock is no longer listed on any stock exchange and there is no established market for trading shares of TEP common stock.




                                THE UNS WARRANTS

          GENERAL. . . . .  The  form and  terms of  the UNS  Warrants are  substantially the  same as  the  form
                            and terms of the TEP Warrants except  that
                            each  1999 UNS  Warrant  will  entitle the
                            Holder to  purchase one  share of  Company
                            Common  Stock   at  a  purchase  price  of
                            $16.00  through  and including  March  15,
                            1999  and  each  2000  UNS  Warrant   will
                            entitle the Holder to purchase one share of Company Common Stock at a purchase price of $16.00 through and including December 15, 2000. The UNS Warrants are issued by the Company pursuant to the Warrant Agreement.

          1999 UNS
          WARRANTS. . . . . Up  to  2,411,000  1999  UNS  Warrants  to
                            purchase  an  equal number  of  shares  of
                            Company Common Stock
          2000 UNS
          WARRANTS. . . . . Up to                   2000 UNS Warrants
                                 ------------------
                            to purchase an equal number of shares of Company Common Stock.

          EXPIRATION. . . . The  1999   UNS  Warrants   and  2000  UNS
                            Warrants  will expire  on  March  15, 1999
                            and  December   15,  2000,   respectively.
                            Each  1999   UNS  Warrant   and  2000  UNS
                            Warrant  not exercised  on  or  before the
                            Warrant  Expiration   Date  shall   become
                            void.

          EXERCISE PRICE. . The  exercise  price  of   the  1999   UNS
                            Warrants and  2000 UNS  Warrants shall  be
                            $16.00  per share,  subject to adjustments
                            in certain circumstances.
          REDEMPTION. . . . The  1999   UNS  Warrants  and  2000   UNS
                            Warrants will not be subject to mandatory redemption by the Company.

          ANTIDILUTION. . . The  number of  shares of  Company  Common
                            Stock  purchasable  upon the  exercise  of
                            the UNS  Warrants and  the Exercise  Price
                            shall be  subject to adjustment from  time
                            to  time  in  certain circumstances.   See
                            "DESCRIPTION   OF   THE  UNS   WARRANTS  -
                            Adjustment of Exercise Price and Number of Shares of Common Stock."

          FORM OF WARRANT
          CERTIFICATE. . .  Certificates representing an aggregate  of up to  2,411,000 1999 UNS  Warrants and

                                     2000   UNS  Warrants   shall   be
                            --------
                            issued substantially in the form annexed hereto as Exhibits A and B to Appendix A.

          EFFECT OF NOT
          TENDERING. . . .  Any  TEP  Warrant  not  tendered  in   the
                            Exchange Offer will remain outstanding and will be entitled to such rights and benefits such Holders have under the TEP
                            Warrant Agreement.

          WARRANT AGENT. .  The Bank of New York

                                 CERTAIN RISK FACTORS

               The UNS Warrants described herein and being offered hereby are subject to a number of material risks, and, therefore, involve a high degree of risk of loss. The following summary of the principal factors that make the securities being offered an investment of high risk is qualified in its entirety by reference to the detailed information contained in the Incorporated Documents. Prior to deciding whether or not to make an investment in the UNS Warrants being offered, investors should consider carefully all the information contained herein and in the Incorporated Documents.

          OVERVIEW

               The financial condition and results of operations of TEP are currently the principal factors affecting the financial condition and results of operations of the Company on an annual basis since TEP currently accounts for substantially all of the Company's assets, revenues and net income.

               The Company's and TEP's financial prospects are subject to significant regulatory, economic, and other uncertainties, some of which are beyond the Company's and TEP's control. These uncertainties include the extent to which TEP, in light of its continued high financial and operating leverage, can alter operations and reduce costs in response to industry changes or unanticipated economic downturns. The Company's and TEP's success will depend, in part, on TEP's ability to contain and/or reduce the costs of serving retail customers and the level of sales to such customers. In a deregulated environment, revenues from sales of energy may become less certain.

               The Company's financial prospects are also subject to uncertainties relating to the start-up and developmental activities of the unregulated energy-related affiliates.
          Although the Company's investments in unregulated energy-related affiliates comprise less than 1% of total assets, start-up costs and other subsidiary developmental activities have contributed to losses from these activities in 1998. These losses have contributed to the losses reported by the Company for the six-months ended June 30, 1998.

               Depending on the nature of future investment opportunities, the Company expects to make additional investments in these subsidiaries and in other energy-related ventures. The Arizona Corporation Commission (the "ACC") Holding Company Order requires that the capitalization (debt and equity) of the Company's affiliates other than TEP not exceed 30% of TEP's capitalization unless otherwise approved by the ACC.


          RETAIL COMPETITION

               In December 1996, the ACC adopted rules that require a phase-in of retail electric competition in Arizona beginning January 1, 1999. The rules were adopted as a framework to implement competition. On August 5, 1998 the ACC adopted amendments to the rules which, in part, provide a two-year phase-in schedule in which all retail customers will have access to competitive generation by January 1, 2001. Among other things, the rules state that "all competitive generation assets and services shall be separated from an Affected Utility prior to January 1, 2001. Such separation shall either be to an unaffiliated party or to a separate corporate affiliate or affiliates. If an Affected Utility chooses to transfer its competitive generation assets or competitive services to a competitive electric affiliate, such transfer shall be at a value determined by the ACC to be fair and reasonable." It is difficult to predict the outcome of this process and the ultimate impact of increased retail competition on TEP's and the Company's future sales, revenues or profitability. See Item 2. -- Management's Discussion and Analysis of Financial Condition and Results of Operations -- "Competition, Retail" and "Accounting for the Effects of Regulation" in the Second Quarter 10-Q.



               As discussed in the Second Quarter 10-Q, the ACC has issued an order concerning stranded cost quantification and recovery. The order provides TEP with two methods for quantifying and recovering stranded costs: (1) Divestiture/Auction Methodology and (2) Transition Revenues Methodology. The order encourages, but does not require, full divestiture of generating assets through an auction to unaffiliated third parties. The order states that only those Affected Utilities choosing divestiture through the Divestiture/Auction Methodology shall have the opportunity to recover 100% of unmitigated stranded costs. TEP must file its choice of options and preliminary plan with the ACC by August 21, 1998. The amount of stranded costs and method of recovery that the ACC approves for TEP will determine whether write-offs will be incurred at that time. The ACC is not expected to make a final determination of a stranded cost recovery plan for TEP until at least the fourth quarter of 1998. The Company and TEP are unable to predict the amount of write-offs, if any, that may be incurred at that time.


          DEBT LEVERAGE


               The Company's and TEP's capital structure is highly leveraged. Although TEP was able to refinance and extend the maturities of certain debt obligations at favorable rates and terms in 1997 and 1998, there can be no assurance that continued access to the capital markets at such rates and terms will be available. Despite a reduction in variable rate debt obligations in 1997 and 1998, the Company's and TEP's earnings and cash flow would still be affected by changes in interest rate levels on the remaining variable rate debt. As of June 30, 1998, TEP had $329 million aggregate principal amount of variable rate debt obligations. See Item 8. -- Consolidated Financial Statements and Supplementary Data in the 1997 10-K, and Item 2. - Management's Discussion and Analysis of Financial Condition and Results of Operations -- "Overview" in the Second Quarter 10-Q.


          TAX EXEMPT LOCAL FURNISHING BONDS

               A substantial portion of TEP's utility plant assets qualify as "facilities for the local furnishing of electric energy" within the meaning of the Internal Revenue Code, and have been financed with the proceeds from the issuance of industrial development revenue bonds (approximately $580 million at the date of this Prospectus). The interest on these bonds is, generally, excluded from gross income for federal income tax purposes. Should TEP's local furnishing system become disqualified, in whole or in part, due to asset divestitures or unanticipated changes in tax laws, industry structure or system operations, it likely would be necessary for some or all of these bonds to be redeemed or defeased. See Item 7. -- Management's Discussion and Analysis of Financial Condition and Results of Operations -- "Liquidity and Capital Resources, Tax Exempt Local Furnishing Bonds," in the 1997 10-K.


          LOSSES FROM ENERGY-RELATED AFFILIATES

               The Company's investments in MEH and its subsidiaries (included in Investments and Other Property in the Company's consolidated balance sheet) comprise less than 1% of total assets. However, the net loss related to these start-up operations totaled $5.6 million for the second quarter and $9.7 million for the first six months of 1998. This loss is included in the Other Income (Deductions) section on the Company's income statement. Almost all of MEH's losses in both the second quarter and first six months of 1998 occurred at New Energy Ventures, L.L.C. ("NEV"), a buyer's agent providing electric load aggregation and advisory services to retail purchasers of electric energy. The California electricity market was originally scheduled to open to competitors such as NEV on January 1, 1998. However, technical matters related to the California Independent System Operator and the California Power Exchange delayed the opening of the electricity market until March 31, 1998. Therefore, NEV could not make retail power sales in California in the first quarter. Start-up costs associated with expansion into additional regions of the country also contributed to the losses in the first half of 1998. NEV may continue to experience losses in future periods. In addition, the Company's other energy-related ventures are in the developmental and start-up stages, have limited operating histories and, to date, have had limited profitability. Consequently, there can be no assurance that the Company will not experience additional losses from the activities of its energy-related affiliates in future periods. See Item 2. -- Management's Discussion and Analysis of Financial Condition and Results of Operations -- "Investments in Energy Related Affiliates," in the Second Quarter 10-Q.


          DIVIDENDS ON COMMON STOCK

               UNISOURCE ENERGY

               The Company's ability to pay dividends is dependent upon cash flow from its subsidiaries, TEP and MEH. TEP comprises substantially all of the Company's assets. As described below, although TEP is currently unable to declare or pay dividends, it has called for redemption in the third quarter of 1998 those First Mortgage Bonds which have covenants restricting the payment of dividends. No dividend on common stock has been declared or paid by TEP since 1989. Until such time as TEP is able to pay dividends to the Company, it is unlikely that the Company would declare and pay dividends to holders of Common Stock.

               TEP

               Five outstanding issues of First Mortgage Bonds (aggregating $137 million in principal amount) prevent TEP from paying dividends until specific cash flow coverage and retained earnings tests are met. As of June 30, 1998, TEP met the cash flow coverage test, but did not meet the retained earnings test, which requires positive retained earnings. These covenants will apply until these First Mortgage Bonds have been paid or redeemed or the applicable mortgage indentures have been amended. The latest maturity of these First Mortgage Bonds is in 2003. To amend these bonds would require approval by 75% of all First Mortgage Bond holders. During the third quarter of 1998, TEP issued bonds to refinance all of the First Mortgage Bonds that prohibit the payment of dividends and has called such First Mortgage Bonds for redemption.

               TEP's Credit Agreement allows TEP to pay dividends if it maintains compliance with the agreement and meets certain financial covenants, including a covenant that requires TEP to maintain a minimum level of net worth. As of June 30, 1998, the required minimum net worth was $169 million. As of June 30, 1998, TEP is in compliance with the terms of the Credit Agreement.

               Pursuant to the Arizona Corporation Commission Holding Company Order, until such time as TEP's equity ratio equals 37.5% of total capital (excluding capital lease obligations), TEP may not pay dividends to the Company in excess of 75% of TEP's earnings. As of June 30, 1998, TEP's equity ratio, as so calculated, was 15.6%.

               In addition to these restrictive covenants, the Federal Power Act states that dividends shall not be paid out of funds properly included in the capital account. Although the terms of the Federal Power Act are unclear, TEP believes that there is a reasonable basis to pay dividends from current year earnings.

               See the Incorporated Documents for more information on Common Stock dividends.

          ABSENCE OF A PUBLIC TRADING MARKET FOR THE UNS WARRANTS

               There can be no assurance that any significant trading market in the UNS Warrants will develop or, if such a market develops, that it will have any liquidity. The Company does not currently intend to apply for listing of the UNS Warrants on any securities exchange. Consequently, no assurance can be given that a holder will be able to sell any UNS Warrants in the future or as to the price at which any such sale may occur.


                                     THE COMPANY

               The Company was incorporated under the laws of the State of Arizona on March 8, 1995. The Company is a holding company which owns all of the outstanding common stock of TEP and MEH. On January 1, 1998, TEP and the Company completed a statutory share exchange, pursuant to which the outstanding common stock of TEP was exchanged, on a share-for-share basis, for shares of Company common stock, no par value. Following the share exchange, TEP transferred the stock of its subsidiary, MEH, to the Company in exchange for a promissory note in the approximate amount of $95 million. The Company's stock is traded on the New York and Pacific Stock Exchanges under the ticker symbol UNS.

               TEP is the principal subsidiary of the Company and accounts for substantially all of its assets, revenues and net income. TEP is an operating public utility engaged in delivering energy services to retail customers primarily in the Tucson, Arizona metropolitan area and to wholesale customers throughout the Western United States. As a public utility, TEP falls under the jurisdiction of the Arizona Corporation Commission which has the authority to approve rates and certain other corporate actions.

               TEP provides electric power to approximately 317,000 retail customers. In 1997, TEP generated and sold more than 7,400 gigawatt hours of energy to retail customers and 3,400 gigawatt hours to other customers at wholesale. Operating revenues from such sales exceeded $729 million. TEP owns or leases 1,896 MW of generating capacity located in Arizona and New Mexico. TEP also has transmission and distribution assets to transmit electricity from TEP's remote generating facilities to the Tucson area for use by TEP's retail customers and to provide interconnections to neighboring utilities.

              MEH owns all of the outstanding common stock of (i) Nations Energy Corporation, which is active in the development of independent power projects worldwide, (ii) Millennium Energy Holdings, Inc., which holds a 50% interest in NEV, a buyer's agent providing electric load aggregation and advisory services to retail purchasers of electric energy, (iii) Advanced Energy Technologies, Inc., which holds a 50% interest in Global Solar Energy, L.L.C., a manufacturer of thin-film photovoltaic cells, and (iv) Southwest Energy Solutions, Inc. ("SES"), a provider of ancillary energy services to electric consumers. SES owns all of the outstanding common stock of SWPP Investment Company and SWPP International, Ltd., which hold ownership interests in businesses engaged in the manufacture and sale of concrete power poles.


               In 1997, earnings for the Company declined relative to 1996 primarily due to the lower recognition of non-cash income tax benefits in 1997. Net income was $83.6 million in 1997, compared with $120.9 million recorded in 1996 and $54.9 million recorded in 1995. Income tax benefits related to prior period net operating losses totaled $43.4 million in 1997, $88.6 million in 1996 and $23.3 million in 1995, accounting for the majority of the fluctuation in reported net income for the last three years. See Item 7. - Management's Discussion and Analysis of Financial Condition and Results of Operations - "Income Tax Position," in the 1997 10-K. The Company's common stock equity was $216.9 million at year-end, compared to $133.3 million as of December 31, 1996, benefiting from a fourth consecutive year of profitability.


               In addition to the reduction in income tax benefits described above, items having a one-time effect on earnings resulted in net reductions to earnings of $2.4 million in 1997 and $6.1 million in 1996. Excluding each of these one-time items from the periods in which they were recorded, ongoing net income increased by 11% to $42.6 million in 1997 from $38.3 million in 1996. See Item 7. - Management's Discussion and Analysis of Financial Condition and Results of Operations - "Overview" and
          Item 8. - Consolidated Financial Statements and Supplementary Data - Notes 4, 7 and 9 of Notes to Consolidated Financial Statements in the 1997 10-K for information pertaining to certain of these items.


               The Company's net cash flows from operating activities were $124.4 million in 1997, $151.3 million in 1996 and $119.4 million in 1995. After capital expenditures, scheduled debt maturities and payments to retire capital lease obligations, net cash flows available for other investing and financing activities were $38.1 million in 1997, $36.9 million in 1996, and $25.9 million in 1995.

               The Company recorded net income of $1.1 million for the second quarter and a net loss of $6.0 million for the first six months of 1998. This compares with net income of $29.9 million in the second quarter and $41.4 million for the first six months of 1997. The results in the second quarter of 1997 included the effect of non-recurring tax benefits and a reversal of a loss provision relating to the dissolution of one of TEP's former investment subsidiaries, which were partially offset by non-recurring expenses. See Item 2. -- Management's Discussion and Analysis of Financial Condition and Results of Operations in the Second Quarter 10-Q.


               Excluding these one-time adjustments, the Company would have recorded net income of $10.4 million in the second quarter of 1997. Results in the second quarter of 1998 were affected primarily by lower tax benefit recognition, lower non-cash regulatory revenues, higher interest expense and lower retail sales due to mild weather conditions, as well as start-up costs of new unregulated energy-related subsidiaries.

               The results of the first six months of 1997 also included the effects of non-recurring tax benefits, reversal of loss provision and non-recurring expenses. Excluding these one-time adjustments, the Company would have recorded net income of $10.0 millon in the first six months of 1997. Results in the first six months of 1998 were effected primarily by losses from unregulated energy-related subsidiaries, lower non-cash regulatory revenues, and higher interest expense.

               The unregulated subsidiaries owned by MEH reported a net loss of $5.6 million for the second quarter and $9.7 million for the first half of 1998, compared with net income of $0.5 million in the second quarter and a net loss of $0.4 million for the first half of 1997. The delayed implementation of California's competitive electricity market until March 31, 1998, expansion into additional regions of the country, and other subsidiary development activities affected the financial results for these businesses.

               Net cash flows from operating activities increased in aggregate by $27.5 million in the first six months of 1998 compared with the same period in 1997. This increase was due mainly to the payment of $30 million in contract termination fees to the coal supplier at the Company's Springerville Generating Station in the first half of 1997 compared to only $10.0 million paid in the first half of 1998 and the receipt of $11.3 million in June 1998 from the sale of emission allowances. During the remainder of 1998 TEP expects to be able to fund operating activities and construction expenditures with internal cash flows, existing cash balances, and, if necessary, borrowings under a revolving credit facility.

               The principal executive offices of the Company and TEP are located at 220 West Sixth Street, Tucson, Arizona 85702, where the telephone number is (520) 571-4000.

                                  THE EXCHANGE OFFER


          PURPOSE AND EFFECT OF THE EXCHANGE OFFER

               The TEP Warrants were issued at an initial exercise price of $3.20 per share, pursuant to the TEP Warrant Agreement. In May 1996 TEP completed a one-for-five reverse split of its common stock. Pursuant to the terms of the TEP Warrant Agreement, the TEP Warrants are currently exercisable and expire December 15, 2002. The exercise terms are, giving effect to the reverse stock split, five TEP Warrants plus an exercise price of $16.00 for each share of TEP common stock.

               On January 1, 1998, TEP and the Company completed the Share Exchange, pursuant to which the outstanding common stock of TEP was exchanged, on a share-for-share basis, for shares of the Company's Common Stock. The consummation of the Share Exchange did not convert the TEP Warrants into warrants to purchase shares of Company Common Stock. TEP common stock is no longer listed on any stock exchange and there is no established market for trading shares of TEP common stock.

               In order to provide TEP Warrant Holders with the opportunity to obtain warrants exercisable into UNS Common Stock, which is listed and has an established market, the Company is offering to exchange UNS Warrants for TEP Warrants pursuant to the terms presented herein. For each TEP Warrant surrendered to and accepted by the Company pursuant to the Exchange Offer, the Holder of such TEP Warrant will receive 0.20 1999 UNS Warrant and
                  2000 UNS Warrant.  One 1999 UNS Warrant will entitle the
          -------
          Holder to purchase one share of Company Common Stock at a purchase price of $16.00 through and including March 15, 1999 and one 2000 UNS Warrant will entitle the Holder to purchase one share of Company Common Stock at a purchase price of $16.00 through and including December 15, 2000.


          TERMS OF THE EXCHANGE OFFER

               As of the date of this Prospectus, there were outstanding 12,054,279 aggregate number of TEP Warrants. This Prospectus, together with the Letter of Transmittal, is being sent to all registered Holders of the TEP Warrants.

               The Company has fixed the close of business on        , 1998
                                                              -------
          as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially. Only a Holder of TEP Warrants may tender such TEP Warrants in the Exchange Offer. The term "Holder" with respect to the Exchange Offer means (i) any person in whose name TEP Warrants are registered on the Company's books, or (ii) any other person who has obtained a properly completed assignment from a Holder.

               Upon satisfaction or waiver of all the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all TEP Warrants validly tendered to the Exchange Agent and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue 1999 UNS Warrants and 2000 UNS Warrants on or promptly after the Expiration Date in numbers equal to 0.20 1999 UNS Warrant and
                   2000 UNS Warrant in exchange for each TEP Warrant
          --------
          surrendered pursuant to the Exchange Offer.

               In all cases, issuance of UNS Warrants for TEP Warrants that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of a properly completed and duly executed Letter of Transmittal and all other required documents; provided, however, that the Company reserves the absolute right to waive any defects or irregularities in the tender or conditions of the Exchange Offer. If any tendered TEP Warrants are not accepted for any reason set forth in the terms and conditions of the Exchange Offer, or if TEP Warrants are submitted for a greater number than the Holder desires to exchange, then such unaccepted or non-exchanged TEP Warrants evidencing the unaccepted portion, as appropriate, will be returned without expense to the tendering registered Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered TEP Warrants for exchange if, as and when the Company shall have given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purposes of receiving the UNS Warrants from the Company.

               Holders who tender TEP Warrants in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "Fees and Expenses."


               The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder. Any and all TEP Warrants acquired by the Company will be delivered to TEP for cancellation. TEP Warrants that are not tendered for exchange in the Exchange Offer will remain outstanding and will be entitled to such rights and benefits such Holders have under the TEP Warrant Agreement. Holders of TEP Warrants do not have any appraisal or dissenters' rights under Arizona law or the TEP Warrant Agreement in connection with the Exchange Offer. No TEP Warrants are to be acquired from any officer, director or affiliate of TEP.


          NO FRACTIONAL WARRANTS

               No certificate representing fractional UNS Warrants will be issued in connection with the Exchange Offer. Fractional UNS Warrants that otherwise would be issued in exchange for TEP Warrants pursuant to the Exchange Offer will be rounded up to the nearest whole UNS Warrant.

          EXPIRATION DATE

               The term "Expiration Date," shall mean 5:00 p.m., New York
          City time, on September   , 1998, unless the Company, in its sole
                                 ---
          discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. In order to extend the Exchange Offer the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered Holders an announcement thereof prior to 9:00 a.m., New York City time, on the next business day after the then Expiration Date.

          RIGHT TO TERMINATE OR AMEND

               Notwithstanding any other term of the Exchange Offer, the Company expressly reserves the right at any time prior to the Expiration Date, in its sole discretion, (i) to delay accepting any TEP Warrants and to extend the Exchange Offer, (ii) terminate the Exchange Offer, or (iii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptances, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered Holders.

               If the Company determines in its sole discretion to extend, terminate or amend the Exchange Offer, the Company may (i) refuse to accept any TEP Warrants and return all tendered TEP Warrants to the tendering Holders, (ii) extend the Exchange Offer and retain all TEP Warrants tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders who tendered such TEP Warrants to withdraw their tendered TEP Warrants, or (iii) waive any unsatisfied conditions of tender and accept all properly tendered TEP Warrants which have not been withdrawn. If any such amendment or waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such amendment or waiver by means of a prospectus supplement that will be distributed to the Holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment or waiver and the manner of disclosure to the Holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

          PROCEDURES FOR TENDERING

               To tender TEP Warrants in the Exchange Offer, a Holder must complete, sign and date the Letter of Transmittal, or facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile along with the certificates for such TEP Warrants to the Exchange Agent prior to the Expiration Date. To be tendered effectively, the Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to the Expiration Date.

               A tender by a Holder which is not withdrawn prior to the Expiration Date will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

               THE METHOD OF DELIVERY OF TEP WARRANTS AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED OR CONFIRMED BY THE EXCHANGE AGENT. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR TEP WARRANTS SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

               Any beneficial owner whose interests in the TEP Warrants are registered in the name of a broker, dealer, commercial bank, trust company, nominee or other securities intermediary and who wishes to tender such TEP Warrants in the Exchange Offer should contact such securities intermediary promptly and instruct such securities intermediary to tender on such beneficial owner's behalf. If any such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's TEP Warrants, either make appropriate arrangements to register ownership of the TEP Warrants in such owner's name or obtain a properly completed assignment from the registered Holders of the TEP Warrants. The transfer of ownership may take considerable time and might not be completed prior to the Expiration Date.

               Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the TEP Warrants tendered pursuant thereto are tendered (i) by a Holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
          (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantor must be a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

               If the Letter of Transmittal is signed by a person other than the registered Holder(s), such TEP Warrants must be endorsed or accompanied by a properly completed assignment signed by such Holder as such Holder's name appears on such TEP Warrants.

               If the Letter of Transmittal or any TEP Warrants or assignments are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

               All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered TEP Warrants and withdrawal of tendered TEP Warrants will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all TEP Warrants not properly tendered or any TEP Warrants the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular TEP Warrants. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of TEP Warrants must be cured within such time as the Company shall determine. Although the Company intends to notify registered Holders of defects or irregularities with respect to tenders of TEP Warrants, none of the Company, the Exchange Agent or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of TEP Warrants, nor shall any of them incur any liability for failure to give such notification. Tenders of TEP Warrants will not be deemed to have been made until such defects or irregularities have been cured or waived. Any TEP Warrants received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering registered Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

          WITHDRAWAL OF TENDERS

               Except as otherwise provided herein, tenders of TEP Warrants may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

               To withdraw a tender of TEP Warrants in the Exchange Offer, a Holder must send to the Exchange Agent a telegram, facsimile transmission or letter at its address set forth herein, prior to 5:00 p.m., New York City time, on the Expiration Date. Any such withdrawal notice must (i) specify the name of such Holder,
          (ii) identify the number of TEP Warrants delivered for exchange,
          (iii) contain a statement that such Holder is withdrawing such TEP Warrants for exchange and (iv) specifying the TEP Warrants to be withdrawn (including the certificate number). Any such notice of withdrawal must be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such TEP Warrants were tendered (including any required signature guarantees).

               All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company in its sole discretion, which determination shall be final and binding on all parties. Any TEP Warrants so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no UNS Warrants will be issued with respect thereto unless the TEP Warrants so withdrawn are validly re-tendered. Any TEP Warrants which have been tendered but which are not accepted for exchange will be returned to the registered Holder thereof without cost to such Holder as soon as practicable after withdrawal. Properly withdrawn TEP Warrants may be re-tendered by following one of the procedures described above under "Procedures for Tendering" at any time prior to the Expiration Date.

          EXCHANGE AGENT

               The Bank of New York has been appointed as Exchange Agent of the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent, addressed as follows:

          By Registered Mail or             By Overnight Courier:
          Certified Mail:

          The Bank of New York              Tender and Exchange Department
          Tender and Exchange Department    The Bank of New York
          P.O. Box 11248                    101 Barclay Street
          Church Street Station             Receive and Deliver Window
          New York, New York 10286-1248     New York, New York 10286


          By Telephone:                     By Facsimile:

          (212) 815-2499                    (212) 815-6213

               Originals of all documents submitted by facsimile should be sent promptly by registered mail, overnight courier or hand. Delivery to an address other than as set forth above will not constitute a valid delivery.

          FEES AND EXPENSES

               The expenses of soliciting tenders will be paid by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telecopier, telephone or in person by officers and regular employees of the Company and its affiliates.


              The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers-dealers or others soliciting acceptances of the Exchange Offer. Beacon Hill Partners, Inc. has been engaged to transmit copies of this Prospectus to beneficial owners of TEP Warrants at a cost to the Company of approximately $1,000 plus reasonable out-of-pocket expenses. The Company will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith.

               The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent, accounting and legal fees and printing costs, among others.

               The Company will pay all transfer taxes, if any, applicable to the exchange of the TEP Warrants pursuant to the Exchange Offer. If, however, certificates representing UNS Warrants for warrants not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the Holder of TEP Warrants tendered, or if tendered TEP Warrants are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of the TEP Warrants pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

               The Company will not receive any proceeds from the Exchange Offer. In consideration of issuing the UNS Warrants in the Exchange Offer, the Company will receive the TEP Warrants. TEP Warrants that are properly tendered in the Exchange Offer and not validly withdrawn will be accepted, and canceled and cannot be reissued.


                                   USE OF PROCEEDS

               The Company will not receive any proceeds from the issuance of the UNS Warrants or from the Exchange Offer. TEP Warrants that are properly tendered in the Exchange Offer and not validly withdrawn will be accepted and canceled and cannot be reissued. To the extent that shares of Common Stock are purchased from the Company pursuant to the exercise of the UNS Warrants, the Company will receive all of the proceeds from such sales and intends to use the proceeds for general corporate purposes.


                        DIFFERENCES BETWEEN THE TEP WARRANTS
                                 AND THE UNS WARRANTS

               The form and terms of the UNS Warrants are substantially the same as the form and terms of the TEP Warrants except that one 1999 UNS Warrant will entitle the Holder to purchase one share of Company Common Stock at a purchase price of $16.00 through and including March 15, 1999 and one 2000 UNS Warrant will entitle the Holder to purchase one share of Company Common Stock at a purchase price of $16.00 through and including December 15, 2000.

               The TEP Warrants were originally issued at an exercise price of $3.20 per share, expiring in 2002, pursuant to the terms of the TEP Warrant Agreement. The one share of TEP Common Stock currently issuable upon exercise of five TEP Warrants and the current exercise price of $16.00 per share give effect to the one-for-five reverse stock split completed by TEP in May 1996.

               The Bank of New York acts as initial Warrant Agent under the Warrant Agreement. There is no warrant agent under the TEP Warrant Agreement.

               The statements contained herein concerning the TEP Warrants, the UNS Warrants, the TEP Warrant Agreement and the Warrant Agreement do not purport to be complete and are qualified in their entirety by reference to the TEP Warrant Agreement and the Warrant Agreement.


                           DESCRIPTION OF THE UNS WARRANTS

          GENERAL

               The 1999 UNS Warrants and 2000 UNS Warrants will be issued in substantially the form annexed hereto as Exhibits A and B to Appendix A, respectively. The UNS Warrants will be issued under and be entitled to all the rights and benefits of, and subject to the limitations under, the Warrant Agreement.

          TERMS OF THE UNS WARRANTS

               Exercise and Expiration. Subject to adjustments in certain circumstances, each 1999 UNS Warrant gives the registered holder of such Warrant (the "Registered Warrant Holder") the right to purchase one share of Company Common Stock at an initial price of $16.00 per share (the "Exercise Price") at any time prior to 5:00 p.m. on March 15, 1999 and each 2000 UNS Warrant gives such Registered Warrant Holder the right to purchase one share of Company Common Stock at the Exercise Price at any time prior to 5:00 p.m. on December 15, 2000.

               Registration and Transfer of the Warrants. UNS Warrant certificates may be exchanged for other UNS Warrant certificates representing an equal aggregate number of UNS Warrants of like tenor and the transfer of UNS Warrant certificates may be registered, in whole or in part, at the offices of the Warrant Agent.

               Redemption. The UNS Warrants are not subject to mandatory redemption by the Company, except that the Registered Warrant Holders have the option to require the Company to redeem the UNS Warrants in the case of a merger, consolidation or sale, transfer or lease of all or substantially all the assets of the Company, as described below.

               Method of Exercise. The UNS Warrants are exercisable by surrendering to the Warrant Agent at its principal office a UNS Warrant certificate signed by the Registered Warrant Holder or his duly authorized agent indicating such Registered Warrant Holder's election to exercise all or a portion of the UNS Warrants evidenced by that certificate. Surrendered UNS Warrant certificates have to be accompanied by the amount of the aggregate Exercise Price. Payment of such amount has to be made in lawful money of the United States in cash or by certified or official bank check. The Company has reserved for issuance a number of shares of Common Stock sufficient to provide for exercise of the rights of purchase represented by the UNS Warrants. When delivered, those shares of Common Stock will be duly and validly authorized and issued, fully paid and nonassessable, and will be free and clear of all liens, encumbrances, equities and claims, and no preemptive rights or rights of first refusal will exist with respect to the shares.

               Adjustment of Exercise Price and Number of Shares of Common Stock. The number and kind of shares purchasable upon the exercise of UNS Warrants and the Exercise Price are subject to adjustment from time to time as follows:

                    (a) Changes in Common Stock. In the event the company shall (i) issue any shares of Common Stock as a stock dividend to the holders of Common Stock, (ii) subdivide or combine the outstanding shares Common Stock into a greater or lesser number of shares or (iii) issue any shares of its capital stock in a reclassification or reorganization of the Common Stock (any such issuance, subdivision, combination, reclassification or reorganization being herein called a "Change of Shares"), then
          (A) in the case of (i) or (ii) above the number of shares of Common Stock that may be purchased upon the exercise of each UNS Warrant shall be adjusted to the number of shares of Common Stock of the Company that the Registered Warrant Holder would have owned or have been entitled to receive after the happening of such event had such UNS Warrant been exercised immediately prior to the record date (or, if there is no record date, the effective date) for such event, and the Exercise Price shall be adjusted to the price (calculated to the nearest 1,000th of one cent) determined by multiplying the Exercise Price immediately prior to such event by a fraction the numerator of which shall be the number of shares of Common Stock purchasable with one UNS Warrant immediately prior to such event and the denominator of which shall be the number of shares of Common Stock purchasable with one UNS Warrant after the adjustment referred to above and (B) in the case of (iii) above, paragraph (h) below shall apply.

                    (b) Common Stock Distribution. In the event the Company shall issue, sell or otherwise distribute any shares of Common Stock (other than (x) pursuant to Change of Shares or (y) upon the exercise of any Option, Convertible Security (each as defined in paragraph (c) below) or UNS Warrant) (any such event, including any event described in paragraphs (c) and (d) below, being herein called a "Common Stock Distribution"), for a consideration per share less than the current market price per share of Common Stock (as defined in paragraph (f) below) on the date of such Common Stock Distribution, then, effective upon such Common Stock Distribution, the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to such Common Stock Distribution by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately prior to such Common Stock Distribution multiplied by the current market price per share of Common Stock on the date of such Common Stock Distribution, plus
          (ii) the consideration, if any, received by the Company upon such Common Stock Distribution, and the denominator of which shall be the product of (A) the total number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately after such Common Stock Distribution multiplied by (B) the current market price per share of Common Stock on the date of such Common Stock Distribution.

                    If any Common Stock Distribution shall require an adjustment to the Exercise Price, then, effective at the time such adjustment is made, the number of shares of Common Stock purchasable upon the exercise of each UNS Warrant shall be increased to a number determined by multiplying the number of such shares so purchasable immediately prior to such Common Stock Distribution by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

                    The provisions described in this paragraph (b), including by operation of the provisions described in paragraph
          (c) or (d) below, shall not operate to increase the Exercise Price or reduce the number of shares of Common Stock purchasable upon the exercise of any UNS Warrant.

                    (c) Issuance of Options. In the event the Company shall issue, sell, distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (any such rights, warrants or options being herein called "Options" and any such convertible or exchangeable stock or securities being herein called "Convertible Securities"), and the price per share at which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities shall be less than the current market price per share of Common Stock on the date of the issuance, sale, distribution or granting of such Options then, for purposes of the provisions described in paragraph (b) above, the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of the total maximum amount of the Convertible Securities issuable upon the exercise of all such Options shall be deemed to have been issued as of the date of the issuance, sale, distribution or granting of such Options and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration the price per share therefor. Except in certain limited circumstances, no additional adjustment of the Exercise Price shall be made upon the actual exercise of such Options or conversion or exchange of the Convertible Securities issuable upon the exercise of such Options.

                    (d) Issuance of Convertible Securities. In the event the Company shall issue, sell or otherwise distribute (including by assumption) any Convertible Securities (other than upon the exercise of any Option), and the price per share at which Common Stock is issuable upon the conversion or exchange of such Convertible Securities shall be less than the current market price per share of Common Stock on the date of such issuance, sale or distribution, then, for purposes of the provisions described in paragraph (b) above, the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance, sale or distribution of such Convertible Securities and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration the price per share therefor. Except in certain limited circumstances, no additional adjustment of the Exercise Price shall be made upon the actual conversion or exchange of such Convertible Securities.

                    (e) Dividends and Distributions. In the event the Company shall distribute to the holders of Common Stock any dividend or other distribution of cash, evidences of its indebtedness, other securities or other properties or assets (in each case other than (i) dividends payable in Common Stock, Options or Convertible Securities and (ii) any cash dividend that, when added to all other cash dividends paid in the one year prior to the declaration date of such dividend (excluding any such other dividend included in a previous adjustment of the Exercise Price pursuant to the provisions described in this paragraph (e)), does not exceed 10% of the current market price per share of Common Stock on such declaration date), or any options, warrants or other rights to subscribe for or purchase any of the foregoing, then (A) the Exercise Price shall be decreased to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the current market price per share of Common Stock on the record date for such distribution less the sum of (X) the cash portion, if any, of such distribution per share of Common Stock outstanding (exclusive of any treasury shares) on the record date for such distribution plus (Y) the then fair market value (as determined in good faith by the Board of Directors of the Company) per share of Common Stock outstanding (exclusive of any treasury shares) on the record date for such distribution of that portion, if any, of such distribution consisting of evidences of indebtedness, other securities, properties, assets, options, warrants or subscription or purchase rights, and the denominator of which shall be such current market price per share of Common Stock and (B) the number of shares of Common Stock purchasable upon the exercise of each

          UNS Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock so purchasable immediately prior to the record date for such distribution by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment required by the provisions described in clause (A) of this sentence and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

                    (f) Current Market Price. For the purpose of any computation described in paragraphs (b), (c), (d) and (e) above, the current market price per share of Common Stock at any date shall be the average of the daily closing prices for the shorter of (i) the 20 consecutive trading days ending on the last full trading day on the exchange or market specified in the second succeeding sentence prior to the Time of Determination and (ii) the period commencing on the date next succeeding the first public announcement of the issuance, sale, distribution or granting in question through such last full trading day prior to the Time of Determination. The term "Time of Determination" shall mean the time and date of the earlier to occur of (A) the date as of which the current market price is to be computed and
          (B) the last full trading day on such exchange or market before the commencement of "ex-dividend" trading in the Common Stock relating to the event giving rise to the adjustment required by the provisions described in paragraph (b), (c), (d) or (e). The closing price for any day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (1) on the principal national securities exchange on which the shares of Common Stock are listed or to which such shares are admitted to trading or (2) if the Common Stock is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by NASDAQ or any comparable system or (3) if the Common Stock is not listed on NASDAQ or a comparable system, as furnished by two members of the NASD selected from time to time in good faith by the Board of Directors of the Company for that purpose. In the absence of all of the foregoing, or if for any other reason the current market price per share cannot be determined pursuant to the foregoing provisions described in this paragraph (f), the current market price per share shall be the fair market value thereof as determined in good faith by the Board of Directors of the Company.

                    (g) Deferral of Certain Adjustments. No adjustment to the Exercise Price (including the related adjustment to the number of shares of Common Stock purchasable upon the exercise of each UNS Warrant) shall be required unless such adjustment, together with other adjustments carried forward as provided below, would result in an increase or decrease of at least one percent of the purchase price; provided, however, that any adjustments which by reason of the provisions described in this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. No adjustment need be made for a change in the par value of the Common Stock.

                    (h) Other Adjustments. In the event that at any time, as a result of an adjustment made pursuant to the anti-dilution provisions of the Warrant Agreement, the Registered Warrant Holders shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of the UNS Warrants and the Exercise Price applicable to such exercise shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in the Warrant Agreement.

                    (i) Excluded Transactions. Notwithstanding any provision in this section to the contrary, no adjustment shall be made as described above in respect of (A) the granting of any Options or the issuance of any shares of Common Stock that may be registered on Form S-8 or any successor form under the Securities Act of 1933, as amended, to any officers, directors or employees of, or any consultants or advisors to, the Company or any of its affiliates, or (ii) the issuance of Common Stock pursuant to any dividend reinvestment or direct stock purchase plan which provides that the price of the Common Stock purchased for plan participants from the Company will be the average of the high and low sales prices of the Common Stock on the consolidated tape on the investment date or, if no trading in the Common Stock occurs on such date, the next preceding date on which trading occurred; provided, however, that clause (A) of this paragraph (i) shall
          --------  -------
          not apply to any such grant or issuance, if, after giving effect thereto, the aggregate amount of Common Stock issued in all transactions covered by clause (A) of this paragraph (i) (assuming the exercise of all then outstanding Options granted in such transactions) would exceed 5% of the number of shares of Common Stock then outstanding (after giving effect to the exercise of all then outstanding Options so granted but before giving effect to any other exercise of Options or Convertible Securities).

               Preservation of Purchase Rights upon Merger, Consolidation, etc.; Mandatory Redemption of UNS Warrants. (a) In case of any consolidation or merger of the Company with or into another person or in case of any sale, transfer or lease to another person of all or substantially all the property of the Company, the Company and such successor or purchasing person, as the case may be, shall agree in writing (and such consolidation, merger, sale, transfer or lease shall not be consummated without such agreement) that each Registered Warrant Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of a UNS Warrant the kind and amount of securities, cash and other property that it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had such UNS Warrant been exercised immediately prior to such action (provided that if the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer or lease is not the same for each share of Common Stock, then for the purposes of the provisions described in this paragraph (a) the kind and amount of securities, cash and other property receivable upon exercise of the UNS Warrants immediately after such consolidation, merger, sale, transfer or lease shall be the kind and amount so receivable per share by the holders of a majority of the outstanding shares of Common Stock).

                    (b) Each Registered Warrant Holder shall have the option to require the Company (or its successor) to redeem all or any part of such Registered Warrant Holder's UNS Warrants upon the consummation of any consolidation or merger of the Company with or into another person or any sale, transfer or lease to another person of all or substantially all the property of the Company. A Registered Warrant Holder may exercise such option by giving to the Warrant Agent, within 10 business days after such Registered Warrant Holder's receipt of the notice given by the Company in respect of the consolidation, merger, sale, transfer or lease in question (or, if such notice is not timely given by the Company, at any time prior to such consummation), a written notice (a "Notice of Exercise") specifying (i) that such option is being exercised by such Registered Warrant Holder and (ii) the number of UNS Warrants as to which such option is being exercised.

               From and after the giving of any Notice of Exercise, each UNS Warrant covered thereby shall represent the right of the Registered Warrant Holder thereof to receive from the Company (or its successor), in immediately available funds on the date on which the consolidation, merger, sale, transfer or lease in question is consummated, an amount equal to the current market price of such UNS Warrant. For purposes of this paragraph (b), the current market price of each UNS Warrant shall equal the average of the daily closing prices of the UNS Warrants for the 20 consecutive trading days ending on the last full trading day on the exchange or market identified pursuant to the next succeeding sentence prior to the first public announcement of the consolidation, merger, sale, lease or transfer in question. The closing price of the UNS Warrants for any day shall be determined in the same manner as the closing price of the Common Stock is determined under the anti-dilution provisions of the Warrant Agreement (described above). If for any reason the daily closing price of the UNS Warrants during such 20-trading day period cannot be determined as provided in such sentence, current market price of each UNS Warrant shall equal the average fair market value for the 20 consecutive business days preceding such first public announcement, as determined by two members of the NASD selected in good faith by the Board of Directors of the Company.

                    The nonexercise of the foregoing option with respect to any UNS Warrant in connection with any consolidation, merger, sale, lease or transfer shall not preclude the exercise of such option with respect to such UNS Warrant in connection with any subsequent consolidation, merger, sale, lease or transfer. In the case of any consolidation or merger in which the Company is not the surviving entity or in the case of any sale, lease or transfer, the Company shall cause its successor to agree in writing (and such consolidation, merger, sale, lease or transfer shall not be consummated without such agreement) that it shall be responsible for the performance of the Company's obligations described above.

               Miscellaneous. Registered Warrant Holders will not be entitled, by virtue of being holders, to receive dividends or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors of the Company or any other matter, or to vote at any such meeting, or to exercise any rights whatsoever as shareholders.

               The statements contained herein concerning the TEP Warrants, the UNS Warrants, the TEP Warrant Agreement and the Warrant Agreement do not purport to be complete and are qualified in their entirety by reference to the TEP Warrant Agreement and the Warrant Agreement.


                                    WARRANT AGENT

               The Bank of New York serves as the Warrant Agent under the Warrant Agreement.

                             DESCRIPTION OF CAPITAL STOCK

               GENERAL

               The authorized capital stock of the Company presently consists of 76,000,000 shares, consisting of 75,000,000 shares of Common Stock without par value, and 1,000,000 shares of preferred stock without par value ("Preferred Stock"). As of August 7, 1998 there were 32,147,080 shares of Common Stock outstanding and no shares of Preferred Stock outstanding.

               The following is a summary of certain rights and privileges of the holders of the Company's stock. This summary does not purport to be complete. Reference is made to the Company's Restated Articles of Incorporation and to the laws of the State of Arizona, the following information being qualified in its entirety by such reference.

               COMMON STOCK

               Dividend Rights. Subject to certain limitations, if any, specified with respect to the Preferred Stock, or any series thereof, dividends may be paid on shares of Common Stock, out of any funds legally available therefor, when and as declared by the Company's Board of Directors.

               Liquidation Rights. Subject to the limitations, if any, specified with respect to the Preferred Stock, or any series thereof, in the event of any dissolution or other winding up of the Company, whether voluntary or involuntary, the assets of the Company available for payment and distribution to shareholders shall be distributed ratably in accordance with their holdings to the holders of shares of the Common Stock.

               Voting Rights. All voting power is vested in the holders of the Common Stock, except as and to the extent otherwise specified with respect to the Preferred Stock, or any series thereof. Each holder of the Common Stock shall, in the election of directors and upon each other matter coming before any meeting of shareholders, be entitled to one (1) vote for each share of such stock outstanding in the name of such holder on the books of the Company.

               Miscellaneous. The Common Stock has no preemptive or conversion rights or redemption or sinking fund provisions and the outstanding Common Stock is fully paid and non-assessable.

               PREFERRED STOCK

               The Board of Directors of the Company has authority to divide the Preferred Stock into series and to determine the designation, preferences, and voting powers of the shares of each series so established and the restrictions and qualifications thereof, all to the extent and in the manner provided by law.

                CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

               The following summary describes certain United States federal income tax consequences of the purchase, ownership and disposition of the 1999 UNS Warrants and 2000 UNS Warrants as of the date hereof. Except where noted, it deals only with 1999 UNS Warrants and 2000 UNS Warrants held as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, life insurance companies, persons holding 1999 UNS Warrants and 2000 UNS Warrants as a part of a hedging or conversion transaction or a straddle, or persons who are not United States Holders (as defined herein). In addition, this discussion does not address the tax consequences to persons who acquire 1999 UNS Warrants and 2000 UNS Warrants other than pursuant to their initial issuance and distribution. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified at any time, with either forward-looking or retroactive effect, so as to result in United States federal income tax consequences different from those discussed below.

               PROSPECTIVE HOLDERS OF 1999 UNS WARRANTS AND 2000 UNS WARRANTS, INCLUDING PERSONS WHO ARE NOT UNITED STATES HOLDERS AND PERSONS WHO PURCHASE 1999 UNS WARRANTS AND 2000 UNS WARRANTS IN THE SECONDARY MARKET, ARE ADVISED TO CONSULT WITH THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF 1999 UNS WARRANTS AND 2000 UNS WARRANTS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER TAX LAWS.

          UNITED STATES HOLDERS

               As used herein, a "United States Holder" means a Holder of a TEP Warrant that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate, the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust, the administration of which is subject to the primary supervision of a court within the United States and for which one or more United States persons have the authority to control all substantial decisions.

          EXCHANGE OF UNS WARRANTS FOR TEP WARRANTS

               An exchange of UNS Warrants for TEP Warrants should constitute a taxable event for federal income tax purposes. As a result, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the exchange, and such U.S. Holder's adjusted tax basis in the TEP Warrants surrendered. The amount realized upon the exchange will generally equal the fair market value of the UNS Warrants received. A U.S. Holder's adjusted tax basis in the TEP Warrants exchanged will be, in general, such Holder's cost of the TEP Warrants. Any such gain or loss recognized upon the exchange of UNS Warrants for TEP Warrants will be capital gain or loss.

               The Taxpayer Relief Act of 1997 includes substantial changes to the federal taxation of capital gains recognized by certain noncorporate taxpayers, such as individuals, including a 20% maximum rate for certain gains from the sale of capital assets held for more than 18 months. The deductibility of capital losses is subject to limitations.

          SALE OR EXCHANGE OF THE UNS WARRANTS

               Upon the sale or exchange of UNS Warrants, a United States Holder will recognize gain or loss equal to the difference between such Holder's adjusted tax basis in the UNS Warrants and the amount realized upon the sale or exchange. A United States Holder's adjusted tax basis in the UNS Warrants will be, in general, the fair market value of such warrants at the time they were received by such Holder.

          INFORMATION REPORTING AND BACKUP WITHHOLDING

               In general, information reporting will apply to payments to U.S. Holders other than certain exempt recipients (such as corporations) of the proceeds upon the sale of the UNS Warrants. A 31% backup withholding tax will apply to such payments if the U.S. Holder (i) fails to provide a taxpayer identification number, (ii) furnishes an incorrect TIN, (iii) is notified by the Internal Revenue Service ("IRS") that it has failed to properly report payments of interest and dividends, or (iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding.

               Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such U.S. Holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

                                       EXPERTS

               The consolidated financial statements incorporated in this Prospectus by reference from the 1997 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report included in the 1997 10-K which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

               With respect to the unaudited consolidated financial information of the Company and TEP for the three-month period ended March 31, 1998 and the six-month period ended
          June 30, 1998, incorporated by reference in this Prospectus, PricewaterhouseCoopers LLP ("PwC") reported that they have applied limited procedures in accordance with professional standards for a review of such information.
          However, their separate reports dated May 5, 1998 and August 4, 1998, incorporated by reference herein, state that they did not audit and they do not express an opinion on that unaudited consolidated financial information. PwC has not carried out any significant or additional audit tests beyond those which would have been necessary if their reports had not been included. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PwC is not subject to the liability provisions of section 11 of the Securities Act of 1933 for their reports on the unaudited consolidated financial information because neither such is a "report" or a "part" of the registration statement prepared or certified by PwC within the meaning of sections 7 and 11 of the Act.

                                                           APPENDIX A


                                   WARRANT AGREEMENT dated as of        ,
                                                                 -------
                         1998, by and between UNISOURCE ENERGY CORPORATION, an Arizona corporation (the "Company"), and THE BANK OF NEW YORK, as warrant agent (in such capacity, the "Warrant Agent").


                                     WITNESSETH:

                    WHEREAS,  the  Company  plans  to make  an  offer  (the
          "Exchange Offer") to the holders of any and all warrants to purchase shares of common stock of Tucson Electric Power Company ("TEP"), an Arizona corporation and wholly owned subsidiary of the Company (the "TEP Warrants"), to exchange each of their TEP Warrants for warrants expiring in 1999 to purchase shares of common stock of the Company (the "1999 UNS Warrants") and warrants expiring in 2000 to purchase shares of common stock of the Company (the "2000 UNS Warrants" and, together with the 1999 UNS Warrants, the "Warrants"); and

                    WHEREAS, the  Company desires the Warrant  Agent to act
          on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and redemption of the Warrants, the issuance of certificates representing the Warrants, the exercise of the Warrants, and the rights of the holders thereof.

                    NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

                    SECTION 1.  Definitions.  As used herein, the following
                                -----------
          terms shall have the following meanings:

                    (a) "Common Stock" shall mean stock of the Company of any class, whether now or hereafter authorized, which has the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage, which at the date hereof consists of 75,000,000 shares of Common Stock, without par value.

                    (b) "Corporate Office" shall mean, at any time, the office of the Warrant Agent at which its principal [corporate trust] business shall be administered, which office is located at
          the date hereof at                          , New York, New York
                             -------------------------
          10286].

                    (c) "Exercise Date" shall mean, as to each Warrant, the date on which the Warrant Agent shall have received both (i) the Warrant Certificate representing such Warrant, with a written notice, in substantially the form of the Election to Purchase set forth in Exhibits A and B hereto, which notice shall be completed and duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (ii) payment in cash, or by official bank or certified check made payable to the Company, or by wire transfer, of an amount in lawful money of the United States of America equal to the applicable Purchase Price.

                    (d) "Initial Warrant Exercise Date" shall mean, as to each Warrant, the date of issuance of such Warrant.

                    (e) "NASD" shall mean The National Association of Securities Dealers, Inc.

                    (f) "NASDAQ" shall mean The National Association of Securities Dealers, Inc. Automated Quotation System.

                    (g) "Purchase Price" shall mean the purchase price per share of Common Stock to be paid upon exercise of each Warrant in accordance with the terms hereof, which price shall initially be $16.00 per share, subject to adjustment from time to time pursuant to the provisions of Sections 8 and 10 hereof.

                    (h) "Registered Holder" shall mean each person in whose name any certificate representing Warrants shall be registered from time to time on the books maintained by the Warrant Agent pursuant to Section 6 hereof.

                    (i) "Transfer Agent" shall mean The Bank of New York, as the Company's transfer agent, or its authorized successor, as such.

                    (j) "Warrant Certificates" shall mean, collectively, warrant certificates for the 1999 UNS Warrants (the "1999 UNS Warrant Certificates") and warrant certificates for the 2000 UNS Warrants (the "2000 UNS Warrant Certificates").

                    (k) "Warrant Expiration Date" shall mean (i) with respect to the 1999 UNS Warrants, 4:00 p.m. (Tucson, Arizona time) on March 15, 1999, and (ii) with respect to the 2000 UNS Warrants, 4:00 p.m. (Tucson, Arizona time) on December 15, 2000; provided that if either such date shall in the State of Arizona or the State of New York be a holiday or a day on which banks are required or authorized to be closed, then 4:00 p.m. (Tucson, Arizona time) on the next following day which in the State of Arizona and the State of New York is not a holiday or a day on which banks are required or authorized to be closed.

                    SECTION 2.  Warrants and Issuance of Warrant
                                --------------------------------
          Certificates. (a) Each Warrant shall initially represent the right
          ------------
          to purchase from the Company, subject to the conditions contained herein and in the related Warrant Certificate, one share of Common Stock upon the exercise thereof, subject to adjustment from time to time pursuant to the provisions of Sections 8 and 10 hereof.

                    (b)  Upon   execution   of   this  Agreement,   Warrant
          Certificates representing an aggregate of       1999 UNS Warrants
                                                    -----
          and        2000 UNS Warrants shall be (i) executed on behalf of the
              -----
          Company  in  accordance  with  Section  3  and  (ii)  issued  and
          delivered  to the  Warrant  Agent.   Upon  written order  of  the
          Company signed by its President or any Vice President and by its Secretary or an Assistant Secretary, the Warrant Certificates shall be countersigned, issued and delivered by the Warrant Agent.

                    (c) From time to time, up to the Warrant Expiration Date, the Transfer Agent shall countersign and deliver stock certificates in required whole number denominations representing one share of Common Stock for each Warrant exercised, subject to adjustment as described herein, upon the exercise of Warrants in accordance with this Agreement.

                    (d) From time to time through the Warrant Expiration Date, the Warrant Agent shall countersign and deliver Warrant Certificates to the persons entitled thereto in connection with any registration of transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except (i) those issued pursuant to Section 2(b), (ii) those issued on or after the Initial Warrant Exercise Date, upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised Warrants held by the exercising Registered Holder, (iii) those issued upon any registration of transfer or exchange pursuant to Section 6, (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7 and (v) at the option of the Company, in such form as may be approved by its Board of Directors, to reflect any adjustment made pursuant to
          Section 8 or 10 hereof.

                    SECTION 3.  Form and Execution of Warrant Certificates.
                                ------------------------------------------
          The 1999 UNS Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A and the 2000 UNS Warrant Certificates shall be substantially in the form annexed hereto as Exhibit B, and such Warrant Certificates may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. Each Warrant Certificate shall be dated the date of issuance thereof (whether upon initial issuance, registration of transfer, exchange or replacement) and issued in registered form. Warrant Certificates shall be numbered serially with the letter W on Warrant Certificates of all denominations.

                    Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before the date of issuance or before countersignature by the Warrant Agent and issue and delivery thereof to the applicable Registered Holders, such Warrant Certificates may nevertheless be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company. After countersignature by the Warrant Agent, Warrant Certificates shall be delivered by the Warrant Agent to the Registered Holder without further action by the Company, except as otherwise provided by Section 4 hereof. In case the Company shall change its name or its state of incorporation, Warrant Certificates bearing the Company's previous name or state of incorporation shall continue to be valid for all purposes.

                    SECTION 4.  Exercise, Each Warrant may be exercised by
                                --------
          the Registered Holder thereof at any time on or after the Initial Warrant Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the related Warrant Certificate. As soon as practicable on or after the Exercise Date the Warrant Agent shall deposit the proceeds received from the exercise of a Warrant and shall notify the Company in writing of the exercise of the Warrants. Promptly following, and in any event within seven days after the date of such notice from the Warrant Agent, the Warrant Agent, on behalf of the Company, shall cause to be issued and delivered by the Transfer Agent, to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise, unless prior to the date of issuance of such certificates the Company shall instruct the Warrant Agent to refrain from causing such issuance of certificates pending clearance of checks received in payment of the Purchase Price pursuant to such Warrants. The stock certificate or certificates so delivered shall be in such denominations as may be specified in such notice or, if such notice shall not specify denominations, a single certificate representing all the shares of Common Stock issuable upon such exercise shall be delivered, and in either case such certificate or certificates shall be issued in the name of the exercising Registered Holder or such other name or names as shall be designated in such notice. Such certificate or certificates shall be deemed to have been issued, and such Registered Holder or any other person so designated to be named therein shall be deemed for all purposes to have become a holder of record of such shares, as of the related Exercise Date. If a Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the applicable stock certificate or certificates, deliver to the applicable Registered Holder a new Warrant
          Certificate to evidence any unexercised Warrants held by such Registered Holder, which new Warrant Certificate shall in all other respects be identical with the Warrant Certificate surrendered. Upon the exercise of any Warrant and clearance of the funds received, the Warrant Agent shall promptly remit the payment received for the Warrant to the Company or as the Company may direct in writing, subject to the provisions of Section 4 hereof.

                    SECTION 5.  Reservation of Shares; Listing; Payment of
                                ------------------------------------------
          Taxes, etc. (a) The Company covenants that it will at all times
          -----------
          reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock issued from time to time upon the exercise of Warrants shall be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and other charges, and that upon issuance such shares shall be listed on each national securities exchange (including NASDAQ), if any, on which any other shares of outstanding Common Stock of the Company are then listed.

                    (b)  The  Company  shall pay  all  expenses, taxes  and
          other  charges  payable  in  connection   with  the  preparation,
          issuance  and   delivery  of   stock  certificates  and   Warrant
          Certificates; provided, however, that (i) if stock certificates or
                        --------  -------
          new Warrant Certificates are to be delivered in a name other than the name of the related Registered Holder, all transfer taxes payable as a result of such transfer shall be paid by such Registered Holder and (ii) delivery by the Company of stock certificates or new Warrant Certificates in connection with such transfer shall not be required hereunder unless such transfer taxes, if any, shall have been paid.

                    (c) The Warrant Agent is hereby irrevocably authorized to requisition the Company's Transfer Agent from time to time for certificates representing shares of Common Stock issuable upon exercise of the Warrants, and the Company will authorize the Transfer Agent to comply with all such proper requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of the Transfer Agent of the Company for shares of Common Stock issuable upon exercise of the Warrants if the Transfer Agent is other than that named in Section 1(i).

                    SECTION 6.  Exchange and Registration of Transfer.
                                -------------------------------------
          (a) Warrant Certificates for 1999 UNS Warrants may be exchanged for other 1999 UNS Warrant Certificates representing an equal aggregate number of 1999 UNS Warrants and Warrant Certificates for 2000 UNS Warrants may be exchanged for other 2000 UNS Warrant Certificates representing an equal aggregate number of 2000 UNS Warrants. The transfer of Warrant Certificates may be registered, in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corpo-rate Office, and upon satisfaction of the terms and provisions hereof, the Company shall execute, and the Warrant agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates requested by the Registered Holder making the exchange.

                    (b)  The  Warrant  Agent shall  keep  at  its Corporate
          Office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof. Upon due presentment for registration of transfer of any Warrant Certificate at such office or agency, the Company shall execute, and the Warrant Agent shall countersign, issue and deliver to the transferee or transferees a new 1999 UNS Warrant Certificate or Certificates or a new 2000 UNS Warrant Certificate or Certificates, as the case may be, representing an equal aggregate number of 1999 UNS Warrants or 2000 UNS Warrants, as the case may be. Notwithstanding the foregoing, a Warrant may be exercised by a new Registered Holder without a new Warrant Certificate having been issued.

                    (c) With respect to all Warrant Certificates presented for registration of transfer, (i) an assignment in substantially the form of the Assignment set forth in Exhibits A and B hereto shall be duly executed, or (ii) such Warrant Certificates shall be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Warrant Agent and duly executed by the Registered Holder or its attorney-in-fact duly authorized in writing.

                    (d) All Warrant Certificates presented for registration of transfer or surrendered for exchange shall be promptly canceled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of this Agreement, or resignation of the Warrant Agent, or until destroyed, at the discretion of the Company.

                    (e) Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner and holder thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by any person other than a duly authorized officer of the Company or Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

                    SECTION 7.  Loss or Mutilation.  Upon receipt by the
                                ------------------
          Company and the Warrant Agent of evidence satisfactory to them of the ownership of and loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to them or (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall (in the absence of notice to the Company and/or Warrant Agent that the Warrant Certificate has been acquired by a bona fide purchaser) countersign and deliver to the applicable Registered Holder in lieu thereof a new 1999 UNS Warrant Certificate or a new 2000 UNS Warrant Certificate, as the case may be, of like tenor, repre-senting an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate under this Section 7 shall comply with such other reasonable regulations and pay such reasonable charges as the Company and the Warrant Agreement may prescribe.

                    SECTION 8.  Adjustment of Exercise Price and Number of
                                ------------------------------------------
          Shares of Common Stock.  The number and kind of shares purchasable
          ----------------------
          upon the exercise of Warrants and the Purchase Price shall be subject to adjustment from time to time as follows:

                    (a)  Changes in Common Stock, In the event the Company
                         -----------------------
          shall, at  any time or from  time to time after  the date hereof,
          (i) issue any shares of Common Stock as a stock dividend to the holders of Common Stock, (ii) subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares or (iii) issue any shares of its capital stock in a reclassification or reorganization of the Common Stock (any such issuance, subdivision, combination, reclassification or reorganization being herein called a "Change of Shares"), then
          (A) in the case of (i) or (ii) above, the number of shares of Common Stock that may be purchased upon the exercise of each Warrant shall be adjusted to the number of shares of Common Stock that the Registered Holder of such Warrant would have owned or have been entitled to receive after the happening of such event had such Warrant been exercised immediately prior to the record date (or, if there is no record date, the effective date) for such event, and the Purchase Price shall be adjusted to the price (calculated to the nearest 1,000th of one cent) determined by multiplying the Purchase Price immediately prior to such event by a fraction the numerator of which shall be the number of shares of Common Stock purchasable with one Warrant immediately prior to such event and the denominator of which shall be the number of shares of Common Stock purchasable with one Warrant after the adjustment referred to above and (B) in the case of
          (iii) above, paragraph (l) below shall apply. An adjustment made pursuant to clause (A) of this paragraph (a) shall become effective retroactively immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in other cases. Any shares of Common Stock purchasable solely as a result of such adjustment shall not be issued prior to the effective date of such event.

                    (b)  Common Stock Distribution.  In the event the Company
                         -------------------------
          shall, at any time or from time to time after the date hereof, issue, sell or otherwise distribute any shares of Common Stock (other than pursuant to a Change of Shares or the exercise of any Option, Convertible Security (each as defined in paragraph (c) below) or Warrant (any such event, including any event described in paragraphs (c) and (d) below, being herein called a "Common Stock Distribution"), for a consideration per share less than the current market price per share of Common Stock (as defined in
          paragraph  (f)   below)  on  the   date  of  such   Common  Stock
          Distribution,   then,   effective   upon   such    Common   Stock
          Distribution, the Purchase Price shall be reduced to the price (calculated to the nearest 1,000th of one cent) determined by multiplying the Purchase Price in effect immediately prior to such Common Stock Distribution by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately prior to such Common Stock Distribution multiplied by the current market price per share of Common Stock on the date of such Common Stock Distribution, plus (ii) the consideration, if any, received by the Company upon such Common Stock Distribution and the denominator of which shall be the product of (A) the total number of shares of Common Stock outstanding (exclusive of any treasury
          shares)   immediately  after   such  Common   Stock  Distribution
          multiplied by (B) the current market price per share of Common Stock on the date of such Common Stock Distribution.

                    If any Common Stock Distribution shall require an adjustment to the Purchase Price pursuant to the foregoing provisions of this paragraph (b) including by operation of paragraph (c) or (d) below, then, effective at the time such adjustment is made, the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of such shares so purchasable immediately prior to such Common Stock Distribution by a fraction, the numerator of which shall be the

          Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment. In computing adjustments under this paragraph, fractional interests in Common Stock shall be taken into account to the nearest 1,000th of a share.

                    The provisions of this paragraph (b), including by operation of paragraph (c) or (d) below, shall not operate to increase the Purchase Price or reduce the number of shares of Common Stock purchasable upon the exercise of any Warrant.

                    (c)  Issuance of Options.  In the event the Company
                         -------------------
          shall,  at any time  or from time  to time after  the date hereof issue, sell, distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (any such rights, warrants or options being herein called "Options" and any such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the rights to convert or exchange such Convertible Securities are immediately exercisable, and the price per share at which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the issuance, sale, distribu-tion or granting of such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange of all such Convertible Securities, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all Convertible Securities issuable upon the exercise of all such Options) shall be less than the current market price per share of Common Stock on the date of the issuance, sale, distribution or granting of such Options then, for purposes of paragraph (b) above, the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of the total maximum amount of the Convertible Securities issuable upon the exercise of all such Options shall be deemed to have been issued as of the date of the issuance, sale, distribution or granting of such Options and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraphs (j) and (k) below, no additional adjustment of the Purchase Price shall be made upon the actual exercise of such Options or upon conversion or exchange of the Convertible Securities issuable upon the exercise of such Options.

                    (d)  Issuance of Convertible Securities.  In the event
                         ----------------------------------
          the Company shall, at any time or from time to time after the date hereof, issue, sell or otherwise distribute (including by assumption) any Convertible Securities (other than upon the exercise of any Option), whether or not the rights to convert or exchange such Convertible Securities are immediately exercisable, and the price per share at which Common Stock is issuable upon the conversion or exchange of such Convertible Securities
          (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the issuance, sale or distribution of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of all such Convertible Securities, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the current market price per share of Common Stock on the date of such issuance, sale or distribution, then, for purposes of paragraph (b) above, the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance, sale or distribution of such Convertible Securities and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraphs (j) and (k) below, no additional adjustment of the Purchase Price shall be made upon the actual conversion or exchange of such Convertible Securities.

                    (e)  Dividends and Distributions.  In the event the
                         ---------------------------
          Company shall, at any time or from time to time after the date hereof, distribute to the holders of Common Stock any dividend or other distribution of cash, evidences of its indebtedness, other securities or other properties or assets in each case other than
          (i) dividends payable in Common Stock Options or Convertible Securities and (ii) any cash dividend that, when added to all other cash dividends paid in the one year prior to the declaration date of such dividend (excluding any such other dividend included in a previous adjustment of the Purchase Price pursuant to this paragraph (e), does not exceed 10% of the current market price per share of Common Stock on such declaration date), or any options, warrants or other rights to subscribe for or purchase any of the foregoing, then (A) the Purchase Price shall be decreased to a price determined by multiplying the Purchase Price then in effect by a fraction, the numerator of which shall be the current market price per share of Common Stock on the record date for such distribution less the sum of (X) the cash portion, if any, of such distribution per share of Common Stock outstanding (exclusive of any treasury shares) on the record date for such distribution plus (Y) the then fair market value (as determined in good faith by the Board of Directors of the Company) per share of Common Stock outstanding (exclusive of any treasury shares) on the record date for such distribution of that portion, if any, of such distribution consisting of evidences of indebtedness, other securities, properties, assets, options, warrants or subscription or purchase rights, and the denominator of which shall be such current market price per share of Common Stock and (B) the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock so purchasable immediately prior to the record date for such distribution by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to the adjustment required by clause (A) of this sentence and the denominator of which shall be the Purchase Price in effect immediately after such adjustment. The adjustments required by this paragraph (e) shall be made whenever any such distribution is made and shall become effective as of the date of such distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                    (f)  Current Market Price.  For the purpose of any
                         --------------------
          computation under paragraphs (b), (c), (d) and (e) of this Section, the current market price per share of Common Stock at any date shall be the average of the daily closing prices for the shorter of (i) the 20 consecutive trading days ending on the last full trading day on the exchange or market specified in the second succeeding sentence prior to the Time of Determination and
          (ii) the period commencing on the date next succeeding the first public announcement of the issuance, sale, distribution or granting in question through such last full trading day prior to the Time of Determination. The term "Time of Determination" as used herein shall be the time and date of the earlier to occur of
          (A) the  date as  of  which the  current market  price  is to  be computed and (B) the last full trading day on such exchange or market before the commencement of "ex-dividend" trading in the Common Stock relating to the event giving rise to the adjustment required by paragraph (b), (c), (d) or (e). The closing price for any day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (1) on the principal national securities exchange on which the shares of Common Stock are listed or to which such shares are admitted to trading or (2) if the Common Stock is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by NASDAQ or any comparable system or (3) if the Common Stock is not listed on NASDAQ or a comparable system, as furnished by two members of the NASD selected from time to time in good faith by the Board of Directors of the Company for that purpose. In the absence of all of the foregoing, or if for any other reason the current market price per share cannot be determined pursuant to the foregoing provisions of this paragraph (f), the current market price per share shall be the fair market value thereof as determined in good faith by the Board of Directors of the Company.

                    (g)  Certain Distributions.  If the Company shall pay a
                         ---------------------
          dividend or make any other distribution payable in Options or Convertible Securities, then, for purposes of paragraph (b) above (by operation of paragraph (c) or (d) above, as the case may be), such Options or Convertible Securities shall be deemed to have been issued or sold without consideration.

                    (h)  Consideration Received.  If any shares of Common
                         ----------------------
          Stock, Options or Convertible Securities shall be issued, sold or distributed for cash, the consideration received in respect thereof shall be deemed to be the amount received by the Company therefor, after deduction from such amount of any expenses incurred and any underwriting commissions or concessions paid or allowed by the Company in connection therewith; provided, however, that the
                                               --------  -------
          expenses, commissions and concessions relating to any particular issuance, sale or distribution for cash shall not be so deducted if, on or prior to the date thereof, the Company furnishes each Registered Holder with an officer's certificate representing that
          such  expenses,  commissions  and  concessions   are  recoverable
          through customer rates.   If any shares of Common  Stock, Options
          or Convertible  Securities shall  be issued, sold  or distributed
          for  a  consideration   other  than  cash,  the   amount  of  the
          consideration other than cash received by the Company in respect thereof shall be deemed to be the then fair market value of such consideration (as determined in good faith by the Board of
          Directors of the Company), after deduction of any expenses incurred and any underwriting commissions or concessions paid or allowed by the Company in connection therewith. If any Options shall be issued in connection with the issuance and sale of other
          securities  of  the Company    together  comprising one  integral
          transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

                    (i)  Deferral of Certain Adjustments.  No adjustment to
                         -------------------------------
          the Purchase Price (including the related adjustment to the number of shares of Common Stock purchasable upon the exercise of each Warrant) shall be required hereunder unless such adjustment, together with other adjustments carried forward as provided below, would result in an increase or decrease of at least one percent of the Purchase Price; provided, however, that any adjustments which
                              --------  -------
          by reason of this paragraph (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. No adjustment need be made for a change in the par value of the Common Stock.

                    (j)  Changes in Options and Convertible Securities.  If
                         ---------------------------------------------
          the exercise price provided for in any Options referred to in paragraph (c) above, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (c) or (d) above, or the rate at which any Convertible Securities referred to in paragraph (c) or (d) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this Section
          8), the Purchase Price then in effect and the number of shares of Common Stock purchasable upon the exercise of,each Warrant shall forthwith be readjusted (effective only with respect to any exercise of any Warrant after such readjustment) to the Purchase Price and number of shares of Common Stock so purchasable that would then be in effect had the adjustment made upon the issuance, sale, distribution or granting of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be, but only with respect to such Options and Convertible Securities as then remain outstanding.

                    (k)  Expiration of Options and Convertible Securities.
                         ------------------------------------------------
          If, at any time after any adjustment to the number of shares of Common Stock purchasable upon the exercise of each Warrant shall have been made pursuant to paragraph (c), (d) or (j) above or this paragraph (k), any Options or Convertible Securities shall
          have  expired   unexercised,  the   number  of  such   shares  so
          purchasable shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock deemed to have been issued in connection with such Options or Convertible Securities were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or Convertible Securities and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale, distribution or granting of all such Options or Convertible Securities, whether or not exercised; provided, however, that no
                                                --------  -------
          such readjustment shall have the effect of decreasing the number of such shares so purchasable by an amount (calculated by adjusting such decrease to account for all other adjustments made pursuant to this Section 8 and Section 10 following the date of the original adjustment referred to above) in excess of the amount of the adjustment initially made in respect of the issuance, sale, distribution orgranting of such Optionsor Convertible Securities.

                    (l)  Other Adjustments.  In the event that at any time,
                         -----------------
          as a result of an  adjustment made pursuant to this Section  8 or
          Section 10, the Registered Holders shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of the Warrants and the Purchase Price applicable to such exercise shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 8 and Section 10.

                    (m)  Excluded Transactions.  Notwithstanding any
                         ---------------------
          provision  in this Section 8 to the contrary, no adjustment shall be made pursuant to this Section 8 in respect of (i) the granting of any Options or the issuance of any shares of Common Stock that may be registered on Form S-8 or any successor form under the Securities Act of 1933, as amended, to any officers, directors or employees of, or any consultants or advisors to, the Company or any of its affiliates, or (ii) the issuance of Common Stock pursuant to any dividend reinvestment or direct stock purchase plan which provides that the price of the Common Stock purchased for plan participants from the Company will be the average of the high and low sales prices of the Common Stock as reported on the
          consolidated  transaction reporting  system  on  the   day  the
          investment is made or, if no  trading in the Common Stock  occurs on such date, the next preceding date on which trading occurred; provided, however, that clause (i) of this paragraph (m) shall not
          --------  -------
          apply to any such grant or issuance if, after giving effect thereto, the aggregate amount of Common Stock issued in all transactions covered by clause (i) of this paragraph (m)
          (assuming  the exercise  of  all  then   outstanding  Options
          granted in such transactions) would exceed 5% of the number of shares of Common Stock then outstanding (after giving effect to the exercise of all then outstanding Options so granted but before giving effect to any other exercise of Options or Convertible Securities).

                    SECTION 9.  Notice of Adjustment.  Whenever the Purchase
                                --------------------
          Price or the number of shares of Common Stock or other property purchasable upon the exercise of any Warrant is required to be adjusted as herein provided, the Company promptly shall deliver to the Warrant Agent, and the Warrant Agent shall promptly forward to each Registered Holder, notice of such adjustment and a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth in reasonable detail (a) the Purchase Price and the number of shares of Common Stock or other property purchasable upon the exercise of each Warrant after such adjustment, (b) a brief statement of the facts requiring such adjustment and (c) the computation by which such adjustment was made and the methods and underlying assumptions utilized.

                    SECTION 10.  Preservation of Purchase Rights upon Merger,
                                 --------------------------------------------
          Consolidation, etc.; Mandatory Redemption of Warrants. (a) In case
          -----------------------------------------------------
          of any consolidation or merger of the Company with or into another person or in case of any sale, transfer or lease to another person of all or substantially all the property of the Company, the Company and such successor or purchasing person, as the case may be, shall agree in writing (and such consolidation, merger, sale, transfer or lease shall not be consummated without such agreement) that each Registered Holder shall have the right
          thereafter  upon   payment  of  the  Purchase   Price  in  effect
          immediately prior to such action to purchase upon exercise of a Warrant the kind and amount of securities, cash and other property that it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale,
          transfer or lease   had such  Warrant been exercised  immediately
          prior to  such action (provided  that if the  kind and amount  of
          securities,  cash   and  other  property   receivable  upon  such
          consolidation, merger, sale, transfer or lease is not the same for each share of Common Stock of the Company, then for the purposes of this paragraph (a) the kind and amount of securities, cash and other property receivable upon exercise of the Warrants immediately after such consolidation, merger, sale, transfer or lease shall be the kind and amount so receivable per share by the holders of a majority of the outstanding shares of Common Stock). Such written agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments provided for in Section 8 and this paragraph (a) and shall provide that such adjustments shall similarly apply to successive consolidations, mergers, sales, transfers and leases.

                    (b) Each Registered Holder shall have the option to require the Company (or its successor) to redeem all or any part of such Registered Holder's Warrants upon the consummation of any consolidation or merger of the Company with or into another person or any sale, transfer or lease to another person of all or substantially all the property of the Company. A Registered Holder may exercise such option by giving to the Company, within 10 Business Days after such Registered Holder's receipt of the notice given by the Company pursuant to Section 18 hereof in respect of the consolidation, merger, sale, transfer or lease in question (or, if such notice is not timely given by the Company, at any time prior to such consummation), a written notice (a "Notice of Exercise") substantially in the form attached to the Warrant Certificates.

                    From and after the giving of any Notice of Exercise, each Warrant covered thereby shall represent the right of the
          Registered Holder thereof to receive from the Company (or its successor), on the date on which the consolidation, merger, sale, transfer or lease in question is consummated, an amount equal to the current market price of such Warrant; provided, however, that
                                                    -----------------
          the Registered Holder shall have the right to revoke such Notice of

          Exercise and instead exercise such Warrant prior to such date in lieu of receiving such amount. For purposes of this paragraph
          (b), the current market price of each Warrant shall equal the average of the daily closing prices of the Warrants for the 20 consecutive trading days ending on the last full trading day on the exchange or market identified pursuant to the next succeeding sentence prior to the first public announcement of the consolidation, merger, sale, lease or transfer in question. The closing price of the Warrants for any day shall be determined in the same manner as the closing price of the Common Stock is determined under the third sentence of Section 8(f). If for any reason the daily closing prices of the Warrants during such 20-trading day period cannot be determined as provided in such sentence, the current market price of each Warrant shall equal the average fair market value for the 20 consecutive Business Days preceding such first public announcement, as determined by two members of the NASD selected in good faith by the Board of Directors of the Company.

                    The nonexercise of the foregoing option with respect to any Warrant in connection with any consolidation, merger, sale, lease or transfer shall not preclude the exercise of such option with respect to such Warrant in connection with any subsequent consolidation, merger, sale, lease or transfer. In the case of any consolidation or merger in which the Company is not the surviving entity or in the case of any sale, lease or transfer, the Company shall cause its successor to agree in writing (and such consolidation, merger, sale, lease or transfer shall not be consummated without such agreement) that it shall be responsible for the performance of the Company's obligations under this paragraph (b).

                    SECTION 11.  Statement Concerning Warrant Certificates.
                                 -----------------------------------------
          The Company may, but shall not be obligated to, issue replacement Warrant Certificates upon any adjustment to the Purchase Price or the number or kind of shares purchasable upon exercise of the Warrants. Irrespective of any such adjustment, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant to this Section 11, continue to express the same Purchase Price per share, and the same number of shares purchasable thereunder, as were expressed in the Warrant Certificates when the same were originally issued.

                    SECTION 12.  Common Stock.  As used in Sections 8, 9, 10
                                 ------------
          and 11, the term "Common Stock" shall mean and include the Company's Common Stock authorized on the Initial Warrant Exercise Date and shall also include any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Company; provided, however, that subject to Sections 8 and 10,
                       --------  -------
          the shares issuable upon exercise of the Warrants shall include only shares of such class designated in the Company's Certificate of Incorporation as Common Stock on the Initial Warrant Exercise Date or (a) in the case of any consolidation, merger, sale, transfer or lease described in Section 10, the stock, securities or property provided for in such Section or (b) in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon exercise of the Warrants as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or
          changed.   Notwithstanding any other provision  of this Agreement
          to the contrary, before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take all corporate action necessary,  in  the opinion  of its  counsel,  in order  that the
          Company   may  validly   and   legally  issue   fully  paid   and
          nonassessable  shares of  Common Stock  at the  adjusted Purchase
          Price.

                    SECTION 13.  Warrant Expiration Date.  Each Warrant not
                                 -----------------------
          exercised on or before the Warrant Expiration Date shall become void and all rights of the Registered Holder thereof thereunder and under this Agreement in respect of such Warrant shall cease.

                    SECTION 14.  Fractional Warrants and Fractional Shares.
                                 -----------------------------------------
          If the number of Warrants or the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section 8 or 10, the Company shall nevertheless not be required to issue fractions of Warrants or fractions of shares of Common Stock, upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional Warrants or fractional shares of Common Stock. With respect to any fraction of a Warrant called for in the aggregate Warrant position of any Registered Holder upon any adjustment pursuant to Section 8 or 10 or any fraction of a share of Common Stock called for given the aggregate number of shares issuable upon any exercise by a Registered Holder of Warrants, such fraction shall be rounded to the nearest whole number (.50 being rounded upward).

                    SECTION 15.  Registered Holders Not Deemed Share-holders.
                                 -------------------------------------------
          No Registered Holder of Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Registered Holders of the Warrants, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights until such Registered Holder shall have exercised Warrants in accordance with the provisions hereof.

                    SECTION 16.  Cancellation of Warrant Certificates.  If
                                 ------------------------------------
          the Company shall purchase or acquire any Warrant or Warrants, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be canceled by it and retired. The Company shall also cancel Warrant Certificates following exercise of any or all of the Warrants represented thereby or delivered to it for registration of transfer or exchange.

                    SECTION 17.  Rights of Action.  All rights of action with
                                 ----------------
          respect to this Agreement are vested in the respective Registered

          Holders of the Warrants, and any Registered Holder of a Warrant, without consent of the Warrant Agent or of the holder of any other Warrant, may, in his, her or its own behalf and for his, her or its own benefit, enforce against the Company such Registered Holder's right to exercise his, her or its Warrants for the purchase of shares of Common Stock in the manner provided in the Warrant Certificate and this Agreement.

                    SECTION 18.  Agreement of Warrantholders.  Every holder
                                 ---------------------------
          of a Warrant, by such holder's acceptance thereof, consents and agrees with the Company, the Warrant Agent and every other holder of a Warrant that:

                    (a) The Warrants are transferable only on the registry books of the Warrant Agent by the Registered Holder thereof in person or by his, her or its attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Warrant Agent and the Company in their sole discretion, together with payment of any applicable transfer taxes; and

                    (b) The Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the Registered Holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in Section 6 hereof.

                    SECTION 19.  Cancellation of Warrant Certificates.  If
                                 ------------------------------------
          the Company shall purchase or acquire any Warrant or Warrants, the Warrant Certificate or Certificates evidencing the same shall thereupon be delivered to the Warrant Agent and canceled by it and retired. The Warrant Agent shall also cancel the Warrant Certificates following exercise of any or all of the Warrants represented thereby or delivered to it for transfer, split-up, combination or exchange.

                    SECTION 20.  Warrant Agent. (a) Duties and Liabilities.
                                 -------------      ----------------------
          The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth, by all of which the Company and the Registered Holders of the Warrants, by their acceptance thereof, shall be bound. The Warrant Agent shall not, by countersigning Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity or authorization of the Warrants or the Warrant Certificates (except as to its countersignature thereon) or of any securities or other property delivered upon exercise or repurchase of any Warrant, or as to the accuracy of the computation of the Purchase Price or exercise or repurchase of any Warrant, or the correctness of the representations of the Company made in the certificates that the Warrant Agent receives. The Warrant Agent shall not be accountable for the use or application by the Company of the proceeds of the exercise of any Warrant. The Warrant Agent shall not have any duty to calculate or determine any adjustments with respect to either the Purchase Price or the kind and amount of shares or other securities or any property receivable by

          Registered Holders upon the exercise or repurchase of Warrants required from time to time and the Warrant Agent shall have no duty or responsibility in determining the accuracy or correctness of such calculation. The Warrant Agent shall not be (a) liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by it in good faith in the belief that any Warrant Certificate or any other documents or any signatures are genuine or properly authorized, (b) responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates or (c) liable for any act or omission in connection with this Agreement except for its own gross negligence or willful misconduct. The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the President, any Vice President or the Secretary or Treasurer or an Assistant Treasurer of the Company and to apply to any such officer for instructions (which instructions will be promptly given in writing when requested) and the Warrant Agent shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions of any such officer; however, in its discretion, the Warrant Agent may in lieu thereof accept other evidence of such or may require such further or additional evidence as it may deem reasonable. The Warrant Agent shall not be liable for any action taken with respect to any matter in the event it requests instructions from the Company as to that matter and does not receive such instructions within a reasonable period of time after the request therefor.

                    The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, agents or employees, provided reasonable care has
                                               --------
          been exercised in the  selection and in the continued employment of any such attorney, agent or employee. The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without
          such indemnity.   The  Warrant Agent  shall  promptly notify  the
          Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement.

                    The Company will perform, execute, acknowledge and deliver or cause to be delivered all such further acts instruments and assurances as are consistent with this Agreement and as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

                    The Warrant Agent shall act solely as agent of the Company hereunder. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent, whose duties and obligations shall be determined solely by the express provisions hereof.

                    (b)  Right to Consult Counsel.  The Warrant Agent may at
                         ------------------------
          any time consult with legal counsel acceptable to the Company (who may be legal counsel for the Company), and the opinion or advice of such counsel shall be full and complete authorization and protection to the Warrant Agent and the Warrant Agent shall incur no liability or responsibility to the Company or to any Registered Holder for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

                    (c)  Compensation; Indemnification.  The Company agrees
                         -----------------------------
          promptly to pay the Warrant Agent from time to time, on demand of the Warrant Agent, compensation for its services hereunder as the Company and the Warrant Agent may agree from time to time, and to reimburse it for reasonable expenses and counsel fees incurred in connection with the execution and administration of this Agreement, and further agrees to indemnify the Warrant Agent and save it harmless against any losses, liabilities or expenses arising out of or in connection with the acceptance and administration of this Agreement, including the costs and expenses of investigating or defending any claim of such liability, except that the Company shall have no liability hereunder to the extent that any such loss, liability or expense results from the Warrant Agent's own gross negligence or willful misconduct. The obligations of the Company under this Section shall survive the exercise and the expiration of the Warrants and the resignation or removal of the Warrant Agent.

                    (d)  No Restrictions on Actions.  The Warrant Agent and
                         --------------------------
          any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in transactions in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                    (e)  Discharge or Removal; Replacement Warrant Agent.
                         -----------------------------------------------
          The Warrant Agent may resign from its position as such and be discharged from all further duties and liabilities hereunder (except liability arising as a result of the Warrant Agent's own gross negligence or willful misconduct), after giving one month's prior written notice to the Company. The Company may remove the Warrant Agent upon one month's written notice specifying the date when such discharge from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent or the Company shall cause to be mailed to each Registered Holder of a Warrant a copy of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal the Company shall
          appoint in  writing a  new warrant agent.   If the  Company shall
          fail to make such appointment within a period of 30 calendar days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the resigning Warrant Agent or the Registered Holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a
          new warrant agent.   Pending  appointment of a  successor to  the
          original Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company doing business  under  the  laws of  the  United  States  or any  state thereof, in good standing and having a combined capital and surplus of not less than $25,000,000. The combined capital and surplus of any such new warrant agent shall be deemed to be the combined capital and surplus as set froth in the most recent annual report of its condition published by such warrant agent prior to its appointment, provided that such reports are published
                                    --------
          at  least  annually   pursuant  to  law  or   the  requirements of
          a federal  or  state  supervising or  examining authority.   After
          acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; however, the original Warrant Agent shall in all events deliver and transfer to the successor Warrant Agent all property, if any, at the time held hereunder by the original Warrant Agent and if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered
          by  the resigning  or removed Warrant  Agent.   Not later than the
          effective date of any such appointment, the Company shall file notice thereof with the resigning or removed Warrant Agent and shall forthwith cause a copy of such notice to be mailed to
          each Registered  Holder of a  Warrant.   Failure to give any
          notice provided for in this paragraph (e), however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

                    (f)  Successor Warrant Agent.  Any corporation into which
                         -----------------------
          the Warrant Agent or any new warrant agent may be merged, or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party, shall be a successor Warrant Agent under this Agreement without any further act, provided that such corporation would be eligible for
               --------
          appointment  as   successor  to  the  Warrant   Agent  under  the
          provisions of  paragraph (e) above.   Any such  successor Warrant
          Agent shall promptly cause notice of it succession as Warrant Agent to be mailed to each Registered Holder of a Warrant.

                    SECTION 21.  Waivers; Amendments.  No failure or delay of
                                 -------------------
          the Registered Holders or any of them in exercising any right or power under this Agreement or the Warrants shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Registered Holders are cumulative and not exclusive of any rights or remedies that they would otherwise have. The Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement (a) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provisions or manifest mistake or error herein contained; or (b) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of UNS Warrant Certificates; provided, however, that this Agreement shall not otherwise be
          --------  -------
          amended, modified or waived except with the consent in writing of the Company and the Registered Holders of Warrant Certificates representing more than 50% of the Warrants then outstanding; and provided, further, that no change in the number or kind of the
          -----------------
          securities purchasable upon the exercise of any Warrant, or the Purchase Price, or the Warrant Expiration Date, and no amendment, waiver or modification of the provisions of this Section 18 or of
          Section 8 or 10, shall be made without the written consent of the Registered Holders of all Warrants then outstanding, other than such adjustments as are contemplated by the provisions of Sections 8 and 10.

                    In the event of any such amendment, modification or waiver, the Warrant Agent shall give prompt notice thereof to all Registered Holders and, if appropriate, notation thereof shall be made on all Warrant Certificates thereafter surrendered for registration of transfer or exchange.

                    No notice or demand on the Company in any case shall entitle the Company to any other or future notice or demand in similar or other circumstances.

                    SECTION 22. Notice of Certain Events. In case at any time:
                                ------------------------

                    (a) the Company shall pay any dividend upon, or make any distribution in respect of, its Common Stock that would give rise to an adjustment pursuant to Section 8(e);

                    (b)  the   Company  shall  offer  for  subscription  to
               holders of its Common Stock any additional shares of stock of any class or other rights;

                    (c) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with or into, or sale, transfer or lease of all or substantially all of its property to, another entity; or

                    (d)  there   shall  be   a  voluntary   or  involuntary
               dissolution, liquidation or winding up of the Company;

          then, in any one or more of said cases, the Company shall give notice to the Warrant Agent, and the Warrant Agent shall give notice to the Registered Holders, of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale, transfer, lease, dissolution, liquidation or winding up shall take place, as the case may be. Such notice to Registered Holders shall be given not less than 10 days prior to the record date or the date on which the books of the Company are to be closed in respect thereto in the case of an action specified in clause (i) and at least 20 days prior to the action in question (or as soon as the Company has knowledge of the action) in the case of an action specified in clause (ii).

                    SECTION 23.  Notices.  All notices, requests, consents
                                 -------
          and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class, registered or certified mail, postage prepaid to a Registered Holder at the address of such holder as shown on the registry books maintained by the Company and to the Company or the Warrant Agent, as follows:

               To the Company:

                         Tucson Electric Power Company
                         220 West Sixth Street
                         Tucson, Arizona 85702
                         Attention: Treasurer

               To the Warrant Agent:

                         The Bank of New York
                         P.O. Box 11002
                         Church Street Station
                         New York, New York 10286-1281


          or at such other address as may have been furnished to the party giving or making such notice in writing.

                    SECTION 24.  Governing Law.  This Agreement shall be
                                 -------------
          governed by and construed in accordance with the laws of the State of Arizona, without reference to principles of conflict of laws.

                    SECTION 25.  Binding Effect.  This Agreement shall be
                                 --------------
          binding upon and inure to the benefit of the Company and its successors and assigns, and the Registered Holders from time to time of Warrant Certificates. Each Registered Holder, by its acceptance of a Warrant Certificate, agrees to be bound by the provisions of this Agreement as if it were a party hereto. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law or to impose upon any other person any duty, liability or obligation.

                    SECTION 26.  Severability.  In case any one or more of
                                 ------------
          the provisions contained in this Agreement or the Warrant Certificates issued hereunder shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                    SECTION 27.  Counterparts.  This Agreement may be
                                 ------------
          executed in several counterparts, which taken together shall constitute a single document.

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        UNISOURCE ENERGY CORPORATION,


                                        by
                                            ------------------------------
                                             Name:
                                             Title:


                                        THE BANK OF NEW YORK,
                                         as Warrant Agent


                                        by
                                            ------------------------------
                                             Name:
                                             Title:

                                                                  EXHIBIT A


                        [Form of 1999 UNS Warrant Certificate]
                        --------------------------------------

          No. W      - 1999                                        Warrants
               ------                                     --------

                                 Warrant Certificate
                                 -------------------


                             UNISOURCE ENERGY CORPORATION

                    THIS CERTIFIES THAT                                , or
          its registered assigns, is the registered owner (the "Registered Holder") of the number of Warrants set forth above, each of which entitles the owner thereof to purchase from UniSource Energy Corporation (the "Company') at any time prior to 4:00 p.m. (Tucson, Arizona time) on March 15, 1999, at the principal office of the Company, at 220 West Sixth Street, Tucson, Arizona 85702, one fully paid and nonassessable share of the Common Stock, without par value ("Common Stock"), of the Company at a purchase price of $16.00 per share (the "Purchase Price") upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase duly executed, together with payment in cash, or by official bank or certified check made payable to the Company, or by wire transfer, of an amount in lawful money of the United States of America equal to the applicable Purchase Price. The number of Warrants evidenced by this Warrant Certificate (and the number of shares of Common Stock that may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and
          Purchase Price as of          , 1999, based on the shares of
                               ---------
          Common Stock as constituted at such date. As provided in the Warrant Agreement referred to below, upon the happening of certain events, (a) the Purchase Price and the number of shares of Common Stock that may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are subject to modification and adjustment and (b) the registered holder of the Warrants evidenced by this Warrant Certificate may require the redemption thereof.

                    This Warrant Certificate is subject to all of the terms
          and conditions of a Warrant Agreement dated as of        , 1998
                                                            -------
          (the "Warrant Agreement"), between the Company and the Warrant Agent. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company and the registered holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the office of the Company referred to above.

                    This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the office of the Warrant Agent, may be exchanged for another Warrant Certificate or Warrant Certificates evidencing Warrants entitling the Registered Holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered shall have entitled the Registered Holder to purchase. If this Warrant Certificate shall be exercised or redeemed in part, the Registered Holder shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

                    If the Warrants evidenced by this Warrant Certificate remain unexercised or unredeemed at the expiration of the period during which Warrants are exercisable, as set forth in the first paragraph hereof, such Warrants shall thereupon become void and all rights of the Registered Holder hereunder and under the Warrant Agreement in respect of such Warrants shall cease.

                    No fractional Warrants will be issued upon any adjustment pursuant to Section 8 or 10 of the Warrant Agreement and no fractional shares of Common Stock will be issued upon the exercise of any Warrant or Warrants evidenced hereby. With respect to any fraction of a Warrant called for in the aggregate Warrant position of the Registered Holder upon any adjustment pursuant to Section 8 or 10 of the Warrant Agreement or any fraction of a share of Common Stock called for given the aggregate number of shares issuable upon any exercise by the Registered Holder of Warrants, such fraction shall be rounded to the nearest whole number (.50 being rounded upward).

                    Until the Warrant or Warrants evidenced by this Warrant Certificate are exercised as provided in the Warrant Agreement, no Registered Holder of this Warrant Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Stock or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the Registered Holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings, or to receive dividends or subscription rights or otherwise.

                    This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.


          Dated as of


                                        UNISOURCE ENERGY CORPORATION


                                        by
                                           --------------------------
                                             Name:
                                             Title:

          Countersigned:


          THE BANK OF NEW YORK
            as Warrant Agent



          by:
               -------------------
          Name:
          Title:

                                      ASSIGNMENT


                    (To be executed by the Registered Holder if such Registered Holder desires to register the transfer of the Warrant Certificate.)


          FOR VALUE RECEIVED,                           hereby sells,
                              -------------------------
          assigns and transfers unto                           this Warrant
                                     -------------------------
          Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
                                                             -----------
          Attorney to transfer this Warrant Certificate on the books of the Warrant Agent with full power of substitution.

          Dated:                     .
                 --------------------

          Signature:
                                        ----------------------------

          Signature Guaranteed:
                                        ----------------------------


                                        NOTICE

                    The signature on the foregoing Assignment must conform in all respects to the name of the Registered Holder as specified on the face of this Warrant Certificate.

                                 ELECTION TO PURCHASE


                    (To be executed if the Registered Holder desires to exercise any 1999 UNS Warrant represented by this Warrant Certificate.)


          TO:  UNISOURCE ENERGY CORPORATION

                    The undersigned hereby irrevocably elects to exercise
                                     1999 UNS Warrants represented by this
          --------------------------
          Warrant Certificate to purchase the shares of Common Stock issuable upon the exercise of such number of Warrants and requests that certificates for such shares be issued in the name of:



          ----------------------------------------------------------------
                      (Print name, address and social security
                             or other identifying number)

          and in the following denominations:



          ----------------------------------------------------------------


          Dated:              .
                  ------------


          Signature:
                                        ------------------------------
                                        (Signature must conform in all
                                        respects to the name of the
                                        Registered Holder as specified on
                                        the face of this Warrant
                                        Certificate)




          Signature Guaranteed:
                                        ------------------------------

                                  NOTICE OF EXERCISE


                    (To be executed if the Registered Holder desires to have redeemed any 1999 UNS Warrant represented by this Warrant Certificate.)


          TO:  UNISOURCE ENERGY CORPORATION

                    The undersigned hereby elects to have redeemed
                                                                   ------
          Warrants represented by this Warrant Certificate and requests that the redemption price for such Warrants be paid to:




          ----------------------------------------------------------------
                      (Print name, address and social security
                             or other identifying number)

                    The undersigned has the right to revoke this Notice of Exercise as provided in Section 10(b) of the Warrant Agreement.




          Dated:              .
                  ------------



          Signature:


                                        ------------------------------
                                        (Signature must conform in all
                                        respects to the name of the
                                        Registered Holder as specified on
                                        the face of this Warrant
                                        Certificate)




          Signature Guaranteed:
                                        ------------------------------

                                                                  EXHIBIT B


                        [Form of 2000 UNS Warrant Certificate]
                        --------------------------------------

          No. W      - 2000                                        Warrants
               ------                                     --------

                                 Warrant Certificate
                                 -------------------


                             UNISOURCE ENERGY CORPORATION

                    THIS CERTIFIES THAT                             , or
          its registered assigns, is the registered owner (the "Registered Holder") of the number of Warrants set forth above, each of which entitles the owner thereof to purchase from UniSource Energy Corporation (the "Company') at any time prior to 4:00 p.m. (Tucson, Arizona time) on December 15, 2000, at the principal office of the Company, at 220 West Sixth Street, Tucson, Arizona 85702, one fully paid and nonassessable share of the Common Stock, without par value ("Common Stock"), of the Company at a purchase price of $16.00 per share (the "Purchase Price") upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase duly executed, together with payment in cash, or by official bank or certified check made payable to the Company, or by wire transfer, of an amount in lawful money of the United States of America equal to the applicable Purchase Price. The number of Warrants evidenced by this Warrant Certificate (and the number of shares of Common Stock that may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and
          Purchase Price as of          , 2000, based on the shares of
                               ---------
          Common Stock as constituted at such date. As provided in the Warrant Agreement referred to below, upon the happening of certain events, (a) the Purchase Price and the number of shares of Common Stock that may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are subject to modification and adjustment and (b) the registered holder of the Warrants evidenced by this Warrant Certificate may require the redemption thereof.

                    This Warrant Certificate is subject to all of the terms
          and conditions of a Warrant Agreement dated as of          , 1998
                                                            ---------
          (the "Warrant Agreement"), between the Company and the Warrant Agent. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company and the registered holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the office of the Company referred to above.

                    This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the office of the Warrant Agent, may be exchanged for another Warrant Certificate or Warrant Certificates evidencing Warrants entitling the Registered Holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered shall have entitled the Registered Holder to purchase. If this Warrant Certificate shall be exercised or redeemed in part, the Registered Holder shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

                    If the Warrants evidenced by this Warrant Certificate remain unexercised or unredeemed at the expiration of the period during which Warrants are exercisable, as set forth in the first paragraph hereof, such Warrants shall thereupon become void and all rights of the Registered Holder hereunder and under the Warrant Agreement in respect of such Warrants shall cease.

                    No fractional Warrants will be issued upon any adjustment pursuant to Section 8 or 10 of the Warrant Agreement and no fractional shares of Common Stock will be issued upon the exercise of any Warrant or Warrants evidenced hereby. With respect to any fraction of a Warrant called for in the aggregate Warrant position of the Registered Holder upon any adjustment pursuant to Section 8 or 10 of the Warrant Agreement or any fraction of a share of Common Stock called for given the aggregate number of shares issuable upon any exercise by the Registered Holder of Warrants, such fraction shall be rounded to the nearest whole number (.50 being rounded upward).

                    Until the Warrant or Warrants evidenced by this Warrant Certificate are exercised as provided in the Warrant Agreement, no Registered Holder of this Warrant Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Stock or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the Registered Holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings, or to receive dividends or subscription rights or otherwise.

                    This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.


          Dated as of


                                        UNISOURCE ENERGY CORPORATION


                                        by
                                           --------------------------
                                             Name:
                                             Title:

          Countersigned:


          THE BANK OF NEW YORK
            as Warrant Agent



          by:
               -------------------
          Name:
          Title:

                                      ASSIGNMENT


                    (To be executed by the Registered Holder if such Registered Holder desires to register the transfer of the Warrant Certificate.)


          FOR VALUE RECEIVED,                           hereby sells,
                              -------------------------
          assigns and transfers unto                           this Warrant
                                     -------------------------
          Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
                                                             -----------
          Attorney to transfer this Warrant Certificate on the books of the Warrant Agent with full power of substitution.

          Dated:                     .
                 --------------------

          Signature:
                                        ----------------------------

          Signature Guaranteed:
                                        ----------------------------


                                        NOTICE

                    The signature on the foregoing Assignment must conform in all respects to the name of the Registered Holder as specified on the face of this Warrant Certificate.

                                 ELECTION TO PURCHASE


                    (To be executed if the Registered Holder desires to exercise any 2000 UNS Warrant represented by this Warrant Certificate.)


          TO:  UNISOURCE ENERGY CORPORATION

                    The undersigned hereby irrevocably elects to exercise
                                      2000 UNS Warrants represented by this
          ---------------------------
          Warrant Certificate to purchase the shares of Common Stock issuable upon the exercise of such number of Warrants and requests that certificates for such shares be issued in the name of:



          ----------------------------------------------------------------
                      (Print name, address and social security
                             or other identifying number)

          and in the following denominations:


          ----------------------------------------------------------------



          Dated:              .
                  ------------


          Signature:
                                        ------------------------------
                                        (Signature must conform in all
                                        respects to the name of the
                                        Registered Holder as specified on
                                        the face of this Warrant
                                        Certificate)




          Signature Guaranteed:
                                        ------------------------------

                                  NOTICE OF EXERCISE


                    (To be executed if the Registered Holder desires to have redeemed any 2000 UNS Warrant represented by this Warrant Certificate.)


          TO:  UNISOURCE ENERGY CORPORATION

                    The undersigned hereby elects to have redeemed
                                                                   ------
          Warrants represented by this Warrant Certificate and requests that the redemption price for such Warrants be paid to:




          ----------------------------------------------------------------
                      (Print name, address and social security
                             or other identifying number)

                    The undersigned has the right to revoke this Notice of Exercise as provided in Section 10(b) of the Warrant Agreement.




          Dated:              .
                  ------------


          Signature:
                                        ------------------------------
                                        (Signature must conform in all
                                        respects to the name of the
                                        Registered Holder as specified on
                                        the face of this Warrant
                                        Certificate)




          Signature Guaranteed:
                                        ------------------------------

                                                           APPENDIX B
          Deletions appear in bracketted text.
          Additions appear as double underlined text.


                                   WARRANT AGREEMENT dated as of [December
                         15, 1992]       , 1998, by and between [TUCSON
                                  -------
                                  =============
                         ELECTRIC POWER COMPANY] UNISOURCE ENERGY
                                                 ================
                         CORPORATION, an Arizona corporation (the
                         ===========
                         "Company"), and [the Registered Holders (as herein
                          defined).]  THE BANK OF NEW YORK, as warrant
                                      ================================
                         agent (in such capacity, the "Warrant Agent").
                         ==============================================


                                     WITNESSETH:

                    [Subject to the terms and conditions set forth below, the] WHEREAS, the Company [shall issue an aggregate of 12,054,278
               ============
          Common Stock Purchase Warrants (the "Warrants") to the Registered Holders. Each Warrant shall represent the right to ]plans to make
                                                              =============
          an offer (the "Exchange Offer") to the holders of any and all
          ==============================================================
          warrants to purchase shares of common stock of Tucson Electric
          ===============================================================
          Power Company ("TEP"), an Arizona corporation and wholly owned
          ===============================================================
          subsidiary of the Company (the "TEP Warrants"), to exchange each
          =================================================================
          of their TEP Warrants for warrants expiring in 1999 to purchase
          ======================================================
          [from] shares of common stock of the Company (the "1999 UNS
                 =====================================================
          Warrants") and warrants expiring in 2000 to purchase shares of
          ===============================================================
          common stock of the Company (the "2000 UNS Warrants" and,
          ==========================================================
          together with the 1999 UNS Warrants, the "Warrants"); and
          =========================================================

                    WHEREAS, the Company desires the Warrant Agent to act
                    ======================================================
          on behalf of the Company, [at an initial price of $3.20, one
          =========
          share of the Company's Common Stock, no par value per share, subject to adjustment under certain circumstances.] and the
                                                              ========
          Warrant Agent is willing to so act, in connection with the
          ===========================================================
          issuance, registration, transfer, exchange and redemption of the
          =================================================================
          Warrants, the issuance of certificates representing the Warrants,
          =================================================================
          the exercise of the Warrants, and the rights of the holders
          ============================================================
          thereof.
          ========

                    [The Company and the Registered Holders] NOW,
                                                             =====
          THEREFORE, in consideration of the foregoing, the parties hereto
          =================================================================
          hereby agree as follows:
          ======

                    SECTION 1.  Definitions.  As used herein, the following
                                -----------
          terms shall have the following meanings:

                    (a) "Common Stock" shall mean stock of the Company of any class, whether now or hereafter authorized, which has the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage, which at the date hereof consists of [160,723,700] 75,000,000 shares of
                                                    ==========
          Common Stock, without par value.

                    (b) "Corporate Office" shall mean, at any time, the office of the [Company ]Warrant Agent at which its principal
                                  =============

          [corporate trust] business shall be administered, which office is
          =================
          located at the date hereof at [220 West Sixth Street, Tucson,
          Arizona 85701.]                         , New York, New York
                         -------------------------
                         ==============================================
          10286].
          =======

                    (c) "Exercise Date" shall mean, as to each Warrant, the date on which the [Company] Warrant Agent shall have received
                                          =============
          both (i) the Warrant Certificate representing such Warrant, with a written notice, in substantially the form of the Election to Purchase set forth in [Exhibit ]Exhibits A and B hereto, which
                                          ==============
          notice shall be completed and duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and
          (ii) payment in cash, or by official bank or certified check made payable to the Company, or by wire transfer, of an amount in lawful money of the United States of America equal to the applicable Purchase Price.

                    (d) "Initial Warrant Exercise Date" shall mean, as to each Warrant, the date of issuance of such Warrant.

                    (e) "NASD" shall mean The National Association of Securities Dealers, Inc.

                    (f) "NASDAQ" shall mean The National Association of Securities Dealers, Inc. Automated Quotation System.

          [(g) "Participation Agreement" shall mean the Participation Agreement dated as of June 30, 1992, among the Company, the owner participants and loan participants listed in Schedule I thereto, Wilmington Trust Company, as owner trustee, and LaSalle National Bank, as indenture trustee, as the same may be amended modified or supplemented from time to time.]

                    [(h)](g)  "Purchase Price" shall mean the purchase
                         ===
          price per share of Common Stock to be paid upon exercise of each Warrant in accordance with the terms hereof, which price shall initially be [$3.20] $16.00 per share, subject to adjustment from
                               ======
          time to time pursuant to the provisions of Sections 8 and 10 hereof.

                    [(i)](h)  "Registered Holder" shall mean each person in
                         ===
          whose name any certificate representing Warrants shall be registered from time to time on the books maintained by the[ Company] Warrant Agent pursuant to Section 6 hereof.
                   =============

                    [Initially, the Registered Holders shall be those parties appearing on the signature pages hereof (other than the Company).]

          [(j)](i)  "Transfer Agent" shall mean [the Company acting as its
               ===
          own] The Bank of New York, as the Company's transfer agent, or
               ======================================
          [such other transfer agent hereafter appointed by the Company.] its authorized successor, as such.
          ==================================

                    (j)  "Warrant Certificates" shall mean, collectively,
                    ===  =================================================
          warrant certificates for the 1999 UNS Warrants (the "1999 UNS
          ==============================================================
          Warrant Certificates") and warrant certificates for the 2000 UNS
          =================================================================
          Warrants (the "2000 UNS Warrant Certificates").
          ===============================================

                    (k)  "Warrant Expiration Date" shall mean (i) with
                                                              =========
          respect to the 1999 UNS Warrants, 4:00 p.m. (Tucson, Arizona
          =================================
          time) on [              , 2002] March 15, 1999, and (ii) with
                    --------------        ==============================
          respect to the 2000 UNS Warrants, 4:00 p.m. (Tucson, Arizona
          =============================================================
          time) on December 15, 2000; provided that if either such date
          ==========================                   ======
          shall in the State of Arizona or the State of New York be a holiday or a day on which banks are required or authorized to be closed, then 4:00 p.m. (Tucson, Arizona time) on the next following day which in the State of Arizona and the State of New York is not a holiday or a day on which banks are required or authorized to be closed.

                    SECTION 2.  Warrants and Issuance of Warrant
                                ---------------------------------
          Certificates. (a)  Each Warrant shall initially represent the
          ------------
          right to purchase from the Company, subject to the conditions contained herein and in the related Warrant Certificate, one share of Common Stock upon the exercise thereof, subject to adjustment from time to time pursuant to the provisions of Sections 8 and 10 hereof.

                    (b)  Upon execution of this Agreement, Warrant
          Certificates representing an aggregate of [12,054,278]      1999
                                                                -----
                                                                ===========
          UNS Warrants and       2000 UNS Warrants shall be (i) executed on
                           -----
          ===============================
          behalf of the Company in accordance with Section 3 and (ii) issued and delivered to the [Registered Holders appearing on Exhibit A in the respective amounts indicated beside their names.] Warrant Agent. Upon written order of the Company signed
                  =========================================================
          by its President or any Vice President and by its Secretary or an
          =================================================================
          Assistant Secretary, the Warrant Certificates shall be
          =======================================================
          countersigned, issued and delivered by the Warrant Agent.
          =========================================================

                    (c)  From time to time, up to the Warrant Expiration
                    ===  ================================================
          Date, the Transfer Agent shall countersign and deliver stock
          =============================================================
          certificates in required whole number denominations representing
          =================================================================
          one share of Common Stock for each Warrant exercised, subject to
          =================================================================
          adjustment as described herein, upon the exercise of Warrants in
          =================================================================
          accordance with this Agreement.
          ===============================

                    [(c)](d)  From time to time through the Warrant
                         ===
          Expiration Date, the [Company ]Warrant Agent shall [issue]
                                         =============
          countersign and deliver Warrant Certificates to the persons
          ===========
          entitled thereto in connection with any registration of transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except (i) those issued pursuant to Section 2(b), (ii) those issued on or after the Initial Warrant Exercise Date, upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised Warrants held by the exercising Registered Holder, (iii) those issued upon any registration of transfer or exchange pursuant to Section 6, (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7 and (v) at the option of the Company, in such form as may be approved by its Board of Directors, to reflect any adjustment made pursuant to Section 8 or 10 hereof.

                    SECTION 3.  Form and Execution of Warrant Certificates.
                                ------------------------------------------
           The 1999 UNS Warrant Certificates shall be substantially in the
               ========
          form annexed hereto as Exhibit A and the 2000 UNS Warrant
                                         ===========================
          Certificates shall be substantially in the form annexed hereto as
          =================================================================
          Exhibit B, and such Warrant Certificates may have such letters,
          =======  =     =========================
          numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement [or the Participation Agreement], or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. Each Warrant Certificate shall be dated the date of issuance thereof (whether upon initial issuance, registration of transfer, exchange or replacement) and issued in registered form. Warrant Certificates shall be numbered serially with the letter W on Warrant Certificates of all denominations.

                    Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Warrant Certificates
                                                      =====================
          shall be manually countersigned by the Warrant Agent and shall
          ===============================================================
          not be valid for any purpose unless so countersigned.  In case
          =====================================================
          any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before the date of issuance or before countersignature by
                             ==============================================
          the Warrant [Certificates so signed shall have been issued by the
          ===
          Company and delivered] Agent and issue and delivery thereof to
                                 ====================================
          the applicable Registered Holders, such Warrant Certificates may nevertheless be countersigned by the Warrant Agent, issued and
                          ===================================
          delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company. After countersignature by the Warrant
                                   ======================================
          Agent, Warrant Certificates shall be delivered by the Warrant
          ==============================================================
          Agent to the Registered Holder without further action by the
          =============================================================
          Company, except as otherwise provided by Section 4 hereof.  In
          ==========================================================
          case the Company shall change its name or its state of incorporation, Warrant Certificates bearing the Company's previous name or state of incorporation shall continue to be valid for all purposes.

                    SECTION 4.  Exercise, Each Warrant may be exercised by
                                --------
          the Registered Holder thereof at any time on or after the Initial Warrant Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the related Warrant Certificate. [Upon each such exercise of Warrants, the Company shall, as promptly as practicable] As soon
                                                                   ========
          as practicable on or after the Exercise Date the Warrant Agent
          ===============================================================
          shall deposit the proceeds received from the exercise of a
          ===========================================================
          Warrant and shall notify the Company in writing of the exercise
          ================================================================
          of the Warrants.  Promptly following, and in any event within
          =====================================
          seven days [thereafter, execute and cause ]after the date of such
                                                     ======================
          notice from the Warrant Agent, the Warrant Agent, on behalf of
          ===============================================================
          the Company, shall cause to be issued and delivered by the
          ======================================================
          Transfer Agent [to countersign and deliver, in accordance with the related notice of election to purchase], to the person or
                                                     ===================
          persons entitled to receive the same, a certificate or
          ====================================
          certificates [ representing the aggregate number of shares of

          Common Stock issuable] for the securities deliverable upon such
                                 ==============================
          exercise, [as such number shall be adjusted from time to time pursuant to the provisions of Sections 8 and 10 hereof] unless
                                                                  =======
          prior to the date of issuance of such certificates the Company
          ================================================================
          shall instruct the Warrant Agent to refrain from causing such
          ==============================================================
          issuance of certificates pending clearance of checks received in
          =================================================================
          payment of the Purchase Price pursuant to such Warrants.  The
          ========================================================
          stock certificate or certificates so delivered shall be in such denominations as may be specified in such notice or, if such notice shall not specify denominations, a single certificate representing all the shares of Common Stock issuable upon such exercise shall be delivered, and in either case such certificate or certificates shall be issued in the name of the exercising Registered Holder or such other name or names as shall be designated in such notice. Such certificate or certificates shall be deemed to have been issued, and such Registered Holder or any other person so designated to be named therein shall be deemed for all purposes to have become a holder of record of such shares, as of the related Exercise Date. If a Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the applicable stock certificate or certificates, deliver to the applicable Registered Holder a new Warrant Certificate to evidence any unexercised Warrants held by such Registered Holder, which new Warrant Certificate shall in all other respects be identical with the Warrant Certificate surrendered. Upon the exercise of any Warrant and clearance of
                      ====================================================
          the funds received, the Warrant Agent shall promptly remit the
          ================================================================
          payment received for the Warrant to the Company or as the Company
          =================================================================
          may direct in writing, subject to the provisions of Section 4
          ==============================================================
          hereof.
          =======

                    SECTION 5.  Reservation of Shares; Listing; Payment of
                                -------------------------------------------
          Taxes, etc. (a) The Company covenants that it will at all times
          -----------
          reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock issued from time to time upon the exercise of Warrants shall be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and other charges, and that upon issuance such shares shall be listed on each national securities exchange (including NASDAQ), if any, on which any other shares of outstanding Common Stock of the Company are then listed.

                    (b) The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of stock certificates and Warrant Certificates; provided, however, that (i) if stock certificates
                        --------  -------
          or new Warrant Certificates are to be delivered in a name other than the name of the related Registered Holder, all transfer taxes payable as a result of such transfer shall be paid by such Registered Holder and (ii) delivery by the Company of stock certificates or new Warrant Certificates in connection with such transfer shall not be required hereunder unless such transfer taxes, if any, shall have been paid.

                    (c)  The Warrant Agent is hereby irrevocably authorized
                    ===  ==================================================
          to requisition the Company's Transfer Agent from time to time for
          =================================================================
          certificates representing shares of Common Stock issuable upon
          ===============================================================
          exercise of the Warrants, and the Company will authorize the
          =============================================================
          Transfer Agent to comply with all such proper requisitions.  The
          ================================================================
          Company will file with the Warrant Agent a statement setting
          =============================================================
          forth the name and address of the Transfer Agent of the Company
          ================================================================
          for shares of Common Stock issuable upon exercise of the Warrants
          =================================================================
          if the Transfer Agent is other than that named in Section 1(i).
          ===============================================================

                    SECTION 6.  Exchange and Registration of Transfer.
                                -------------------------------------
          (a)  Warrant Certificates for 1999 UNS Warrants may be exchanged
                                    =====================
          for other 1999 UNS Warrant Certificates representing an equal
                    ========
          aggregate number of 1999 UNS Warrants and [the] Warrant
                              ========                    ========
          Certificates for 2000 UNS Warrants may be exchanged for other
          ==============================================================
          2000 UNS Warrant Certificates representing an equal aggregate
          ==============================================================
          number of 2000 UNS Warrants.  The transfer of Warrant
          =================================
          Certificates may be registered, in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the [Company] Warrant Agent at its Corporate Office, and upon
                    ==============
          satisfaction of the terms and provisions hereof, the Company shall execute, and the Warrant agent shall countersign, issue and
                        =========================================
          deliver in exchange therefor the Warrant Certificate or Certificates requested by the Registered Holder making the exchange.

                    (b)  The [Company] Warrant Agent shall keep at its
                                       =============
          Corporate Office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof. Upon due presentment for registration of transfer of any Warrant Certificate at such office or agency, the Company shall execute, and the Warrant
                                                       ================
          Agent shall countersign, issue and deliver to the transferee or
          ========================
          transferees a new 1999 UNS Warrant Certificate or Certificates or
                            ========                                     ==
          a new 2000 UNS Warrant Certificate or Certificates, as the case
          ================================================================
          may be, representing an equal aggregate number of 1999 UNS
          =======                                           ========
          Warrants or 2000 UNS Warrants, as the case may be.
                   ========================================
          Notwithstanding the foregoing, a Warrant may be exercised by a new Registered Holder without a new Warrant Certificate having been issued.

                    (c) With respect to all Warrant Certificates presented for registration of transfer, (i) an assignment in substantially the form of the Assignment set forth in [Exhibit] Exhibits A and
                                                            ===============
          B hereto shall be duly executed, or (ii) such Warrant Certificates shall be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and
                                                                      ====
          the Warrant Agent and duly executed by the Registered Holder or
          =================
          its attorney-in-fact duly authorized in writing.

                    (d)  All Warrant Certificates presented for
          registration of transfer or surrendered for exchange shall be promptly canceled by the [Company] Warrant Agent and thereafter
                                             =============
          retained by the [Company] Warrant Agent until termination of this
                                    =============
          Agreement, or resignation of the Warrant Agent, or until
                     ====================================
          destroyed, at the discretion of the Company.

                    (e) Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may deem and
                                        =====================
          treat the Registered Holder of any Warrant Certificate as the absolute owner and holder thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by any person other than a duly authorized officer of the Company [)] or Warrant Agent) for all purposes and shall
                             =================
          not be affected by any notice to the contrary.

                    SECTION 7.  Loss or Mutilation.  Upon receipt by the
                                ------------------
          Company and the Warrant Agent of evidence satisfactory to [it]
                  =====================
          them of the ownership of and loss, theft, destruction or
          ====
          mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to [it] them or (in the
                                                            ====
          case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall (in the absence
                                    =======================================
          of notice to the Company and/or Warrant Agent that the Warrant
          ===============================================================
          Certificate has been acquired by a bona fide purchaser)
          ========================================================
          countersign and deliver to the applicable Registered Holder in
          ===============
          lieu thereof a new 1999 UNS Warrant Certificate or a new 2000 UNS
                             ========                     =================
          Warrant Certificate, as the case may be, of like tenor,
          ========================================
          representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate under this Section 7 shall comply with such other reasonable regulations and pay such reasonable charges as the Company and the Warrant Agreement may
                                            =========================
          prescribe.

                    SECTION 8.  Adjustment of Exercise Price and Number of
                                -------------------------------------------
          Shares of Common Stock.  The number and kind of shares
          ----------------------
          purchasable upon the exercise of Warrants and the Purchase Price shall be subject to adjustment from time to time as follows:

                    (a)  Changes in Common Stock, In the event the Company
                         -----------------------
          shall, at any time or from time to time after the date hereof,
          (i) issue any shares of Common Stock as a stock dividend to the holders of Common Stock, (ii) subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares or (iii) issue any shares of its capital stock in a reclassification or reorganization of the Common Stock (any such issuance, subdivision, combination, reclassification or reorganization being herein called a "Change of Shares"), then
          (A) in the case of (i) or (ii) above, the number of shares of Common Stock that may be purchased upon the exercise of each Warrant shall be adjusted to the number of shares of Common Stock that the Registered Holder of such Warrant would have owned or have been entitled to receive after the happening of such event had such Warrant been exercised immediately prior to the record date (or, if there is no record date, the effective date) for such event, and the Purchase Price shall be adjusted to the price (calculated to the nearest 1,000th of one cent) determined by multiplying the Purchase Price immediately prior to such event by a fraction the numerator of which shall be the number of shares of Common Stock purchasable with one Warrant immediately prior to such event and the denominator of which shall be the number of shares of Common Stock purchasable with one Warrant after the adjustment referred to above and (B) in the case of
          (iii) above, paragraph (l) below shall apply. An adjustment made pursuant to clause (A) of this paragraph (a) shall become effective retroactively immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in other cases. Any shares of Common Stock purchasable solely as a result of such adjustment shall not be issued prior to the effective date of such event.

                    (b)  Common Stock Distribution.  In the event the
                         -------------------------
          Company shall, at any time or from time to time after the date hereof, issue, sell or otherwise distribute any shares of Common Stock (other than pursuant to a Change of Shares or the exercise of any [option] Option, Convertible Security (each as defined in
                          ======
          paragraph (c) below) or Warrant (any such event, including any event described in paragraphs (c) and (d) below, being herein called a "Common Stock Distribution"), for a consideration per share less than the current market price per share of Common Stock (as defined in paragraph (f) below) on the date of such Common Stock Distribution, then, effective upon such Common Stock Distribution, the Purchase Price shall be reduced to the price (calculated to the nearest 1,000th of one cent) determined by multiplying the Purchase Price in effect immediately prior to such Common Stock Distribution by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately prior to such Common Stock Distribution multiplied by the current market price per share of Common Stock on the date of such Common Stock Distribution, plus (ii) the consideration, if any, received by the Company upon such Common Stock Distribution and the denominator of which shall be the product of (A) the total number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately after such Common Stock Distribution multiplied by (B) the current market price per share of Common Stock on the date of such Common Stock Distribution.

                    If any Common Stock Distribution shall require an adjustment to the Purchase Price pursuant to the foregoing provisions of this paragraph (b) including by operation of paragraph (c) or (d) below, then, effective at the time such adjustment is made, the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of such shares so purchasable immediately prior to such Common Stock Distribution by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment. In computing adjustments under this paragraph, fractional interests in Common Stock shall be taken into account to the nearest 1,000th of a share.

                    The provisions of this paragraph (b), including by operation of paragraph (c) or (d) below, shall not operate to increase the Purchase Price or reduce the number of shares of Common Stock purchasable upon the exercise of any Warrant.

                    (c)  Issuance of Options.  In the event the Company
                         -------------------
          shall, at any time or from time to time after the date hereof issue, sell, distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (any such rights, warrants or options being herein called "Options" and any such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the rights to convert or exchange such Convertible Securities are immediately exercisable, and the price per share at which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the issuance, sale, distribution or granting of such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange of all such Convertible Securities, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all Convertible Securities issuable upon the exercise of all such Options) shall be less than the current market price per share of Common Stock on the date of the issuance, sale, distribution or granting of such Options then, for purposes of paragraph (b) above, the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of the total maximum amount of the Convertible Securities issuable upon the exercise of all such Options shall be deemed to have been issued as of the date of the issuance, sale, distribution or granting of such Options and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraphs (j) and (k) below, no additional adjustment of the Purchase Price shall be made upon the actual exercise of such Options or upon conversion or exchange of the Convertible Securities issuable upon the exercise of such Options.

                    (d)  Issuance of Convertible Securities.  In the event
                         ----------------------------------
          the Company shall, at any time or from time to time after the date hereof, issue, sell or otherwise distribute (including by assumption) any Convertible Securities (other than upon the exercise of any Option), whether or not the rights to convert or exchange such Convertible Securities are immediately exercisable, and the price per share at which Common Stock is issuable upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the issuance, sale or distribution of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of all such Convertible Securities, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the current market price per share of Common Stock on the date of such issuance, sale or distribution, then, for purposes of paragraph (b) above, the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance, sale or distribution of such Convertible Securities and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraphs (j) and (k) below, no additional adjustment of the Purchase Price shall be made upon the actual conversion or exchange of such Convertible Securities.

                    (e)  Dividends and Distributions.  In the event the
                         ---------------------------
          Company shall, at any time or from time to time after the date hereof, distribute to the holders of Common Stock any dividend or other distribution of cash, evidences of its indebtedness, other securities or other properties or assets in each case other than
          (i) dividends payable in Common Stock[,] Options or Convertible Securities and (ii) any cash dividend that, when added to all other cash dividends paid in the one year prior to the declaration date of such dividend (excluding any such other dividend included in a previous adjustment of the Purchase Price pursuant to this paragraph (e), does not exceed 10% of the current market price per share of Common Stock on such declaration date), or any options, warrants or other rights to subscribe for or purchase any of the foregoing, then (A) the Purchase Price shall be decreased to a price determined by multiplying the Purchase Price then in effect by a fraction, the numerator of which shall be the current market price per share of Common Stock on the record date for such distribution less the sum of (X) the cash portion, if any, of such distribution per share of Common Stock outstanding (exclusive of any treasury shares) on the record date for such distribution plus (Y) the then fair market value (as determined in good faith by the Board of Directors of the Company) per share of Common Stock outstanding (exclusive of any treasury shares) on the record date for such distribution of that portion, if any, of such distribution consisting of evidences of indebtedness, other securities, properties, assets, options, warrants or subscription or purchase rights, and the denominator of which shall be such current market price per share of Common Stock and (B) the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock so purchasable immediately prior to the record date for such distribution by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to the adjustment required by clause (A) of this sentence and the denominator of which shall be the Purchase Price in effect immediately after such adjustment. The adjustments required by this paragraph (e) shall be made whenever any such distribution is made and shall become effective as of the date of such distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                    (f)  Current Market Price.  For the purpose of any
                         --------------------
          computation under paragraphs (b), (c), (d) and (e) of this Section, the current market price per share of Common Stock at any date shall be the average of the daily closing prices for the shorter of (i) the 20 consecutive trading days ending on the last full trading day on the exchange or market specified in the second succeeding sentence prior to the Time of Determination and
          (ii) the period commencing on the date next succeeding the first public announcement of the issuance, sale, distribution or granting in question through such last full trading day prior to the Time of Determination. The term "Time of Determination" as used herein shall be the time and date of the earlier to occur of
          (A) the date as of which the current market price is to be computed and (B) the last full trading day on such exchange or market before the commencement of "ex-dividend" trading in the Common Stock relating to the event giving rise to the adjustment required by paragraph (b), (c), (d) or (e). The closing price for any day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (1) on the principal national securities exchange on which the shares of Common Stock are listed or to which such shares are admitted to trading or (2) if the Common Stock is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by NASDAQ or any comparable system or (3) if the Common Stock is not listed on NASDAQ or a comparable system, as furnished by two members of the NASD selected from time to time in good faith by the Board of Directors of the Company for that purpose. In the absence of all of the foregoing, or if for any other reason the current market price per share cannot be determined pursuant to the foregoing provisions of this paragraph (f), the current market price per share shall be the fair market value thereof as determined in good faith by the Board of Directors of the Company.

                    (g)  Certain Distributions.  If the Company shall pay a
                         ---------------------
          dividend or make any other distribution payable in Options or Convertible Securities, then, for purposes of paragraph (b) above (by operation of paragraph (c) or (d) above, as the case may be), such Options or Convertible Securities shall be deemed to have been issued or sold without consideration.

                    (h)  Consideration Received.  If any shares of Common
                         ----------------------
          Stock, Options or Convertible Securities shall be issued, sold or distributed for cash, the consideration received in respect thereof shall be deemed to be the amount received by the Company therefor, after deduction from such amount of any expenses incurred and any underwriting commissions or concessions paid or allowed by the Company in connection therewith; provided,
                                                          --------
          however, that the expenses, commissions and concessions relating
          -------
          to any particular issuance, sale or distribution for cash shall not be so deducted if, on or prior to the date thereof, the Company furnishes each Registered Holder with an officer's certificate representing that such expenses, commissions and concessions are recoverable through customer rates. If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company in respect thereof shall be deemed to be the then fair market value of such consideration (as determined in good faith by the Board of Directors of the Company), after deduction of any expenses incurred and any underwriting commissions or concessions paid or allowed by the Company in connection therewith. If any Options shall be issued in connection with the issuance and sale of other securities of the Company[,] together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

                    (i)  Deferral of Certain Adjustments.  No adjustment to
                         -------------------------------
          the Purchase Price (including the related adjustment to the number of shares of Common Stock purchasable upon the exercise of each Warrant) shall be required hereunder unless such adjustment, together with other adjustments carried forward as provided below, would result in an increase or decrease of at least one percent of the Purchase Price; provided, however, that any
                                         --------  -------
          adjustments which by reason of this paragraph (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. No adjustment need be made for a change in the par value of the Common Stock.

                    (j)  Changes in Options and Convertible Securities.  If
                         ---------------------------------------------
          the exercise price provided for in any Options referred to in paragraph (c) above, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (c) or (d) above, or the rate at which any Convertible Securities referred to in paragraph (c) or (d) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this Section
          8), the Purchase Price then in effect and the number of shares of Common Stock purchasable upon the exercise of,each Warrant shall forthwith be readjusted (effective only with respect to any exercise of any Warrant after such readjustment) to the Purchase Price and number of shares of Common Stock so purchasable that would then be in effect had the adjustment made upon the issuance, sale, distribution or granting of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be, but only with respect to such Options and Convertible Securities as then remain outstanding.

                    (k)  Expiration of Options and Convertible Securities.
                         ------------------------------------------------
          If, at any time after any adjustment to the number of shares of Common Stock purchasable upon the exercise of each Warrant shall have been made pursuant to paragraph (c), (d) or (j) above or this paragraph (k), any Options or Convertible Securities shall have expired unexercised, the number of such shares so purchasable shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock deemed to have been issued in connection with such Options or Convertible Securities were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or Convertible Securities and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale, distribution or granting of all such Options or Convertible Securities, whether or not exercised; provided,
                                                            --------
          however, that no such readjustment shall have the effect of
          -------
          decreasing the number of such shares so purchasable by an amount (calculated by adjusting such decrease to account for all other adjustments made pursuant to this Section 8 and Section 10 following the date of the original adjustment referred to above) in excess of the amount of the adjustment initially made in respect of the issuance, sale, distribution or granting of such Options or Convertible Securities.

                    (l)  Other Adjustments.  In the event that at any time,
                         -----------------
          as a result of an adjustment made pursuant to this Section 8 or
          Section 10, the Registered Holders shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of the Warrants and the Purchase Price applicable to such exercise shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 8 and Section 10.

                    (m)  Excluded Transactions.  Notwithstanding any
                         ---------------------
          provision in this Section 8 to the contrary, no adjustment shall be made pursuant to this Section 8 in respect of (i) the granting of any Options or the issuance of any shares of Common Stock that may be registered on Form S-8 or any successor form under the Securities Act of 1933, as amended, to any officers, directors or employees of, or any consultants or advisors to, the Company or
                                                                       ===
          any of its affiliates, or (ii) the issuance of Common Stock
          =====================
          pursuant to any dividend reinvestment or direct stock purchase
                                                =========================
          plan which provides that the price of the Common Stock purchased for plan participants from the Company will be the average of the high and low sales prices of the Common Stock as reported on the
                                                        ===========
          consolidated [tape] transaction reporting system on the day the
                              ============================        ========
          investment [date] is made or, if no trading in the Common Stock
                            =======
          occurs on such date, the next preceding date on which trading occurred; provided, however, that clause (i) of this paragraph
                    -----------------
          (m) shall not apply to any such grant or issuance if, after giving effect thereto, the aggregate amount of Common Stock issued in all transactions covered by clause (i) of this paragraph (m) (assuming the exercise of all then outstanding Options granted in such transactions) would exceed 5% of the number of shares of Common Stock then outstanding (after giving effect to the exercise of all then outstanding Options so granted but before giving effect to any other exercise of Options or Convertible Securities).

                    SECTION 9.  Notice of Adjustment.  Whenever the
                                --------------------
          Purchase Price or the number of shares of Common Stock or other property purchasable upon the exercise of any Warrant is required to be adjusted as herein provided, the Company promptly shall deliver to the Warrant Agent, and the Warrant Agent shall
                     ===============================================
          promptly forward to each Registered Holder, notice of such
          ===================                       =
          adjustment and a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth in reasonable detail (a) the Purchase Price and the number of shares of Common Stock or other property purchasable upon the exercise of each Warrant after such adjustment, (b) a brief statement of the facts requiring such adjustment and (c) the computation by which such adjustment was made and the methods and underlying assumptions utilized.

                    SECTION 10.  Preservation of Purchase Rights upon
                                 -------------------------------------
          Merger, Consolidation, etc.; Mandatory Redemption of Warrants.
          -------------------------------------------------------------
          (a) In case of any consolidation or merger of the Company with or into another person or in case of any sale, transfer or lease to another person of all or substantially all the property of the Company, the Company and such successor or purchasing person, as the case may be, shall agree in writing (and such consolidation, merger, sale, transfer or lease shall not be consummated without such agreement) that each Registered Holder shall have the right thereafter upon payment of the Purchase Price in effect immediately prior to such action to purchase upon exercise of a Warrant the kind and amount of securities, cash and other property that it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action (provided that if the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer or lease is not the same for each share of Common Stock of the Company, then for the purposes of this paragraph (a) the kind and amount of securities, cash and other property receivable upon exercise of the Warrants immediately after such consolidation, merger, sale, transfer or lease shall be the kind and amount so receivable per share by the holders of a majority of the outstanding shares of Common Stock). Such written agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments provided for in Section 8 and this paragraph (a) and shall provide that such adjustments shall similarly apply to successive consolidations, mergers, sales, transfers and leases.

                    (b) Each Registered Holder shall have the option to require the Company (or its successor) to redeem all or any part of such Registered Holder's Warrants upon the consummation of any consolidation or merger of the Company with or into another person or any sale, transfer or lease to another person of all or substantially all the property of the Company. A Registered Holder may exercise such option by giving to the Company, within 10 Business Days after such Registered Holder's receipt of the notice given by the Company pursuant to Section 18 hereof in respect of the consolidation, merger, sale, transfer or lease in question (or, if such notice is not timely given by the Company, at any time prior to such consummation), a written notice (a "Notice of Exercise") substantially in the form attached to the Warrant Certificates.

                    From and after the giving of any Notice of Exercise, each Warrant covered thereby shall represent the right of the Registered Holder thereof to receive from the Company (or its successor), on the date on which the consolidation, merger, sale, transfer or lease in question is consummated, an amount equal to the current market price of such Warrant; provided, however, that
                                                    -----------------
          the Registered Holder shall have the right to revoke such Notice of Exercise and instead exercise such Warrant prior to such date in lieu of receiving such amount. For purposes of this paragraph
          (b), the current market price of each Warrant shall equal the average of the daily closing prices of the Warrants for the 20 consecutive trading days ending on the last full trading day on the exchange or market identified pursuant to the next succeeding sentence prior to the first public announcement of the consolidation, merger, sale, lease or transfer in question. The closing price of the Warrants for any day shall be determined in the same manner as the closing price of the Common Stock is determined under the third sentence of Section 8(f). If for any reason the daily closing prices of the Warrants during such 20-trading day period cannot be determined as provided in such sentence, the current market price of each Warrant shall equal the average fair market value for the 20 consecutive Business Days preceding such first public announcement, as determined by two members of the NASD selected in good faith by the Board of Directors of the Company.

                    The nonexercise of the foregoing option with respect to any Warrant in connection with any consolidation, merger, sale, lease or transfer shall not preclude the exercise of such option with respect to such Warrant in connection with any subsequent consolidation, merger, sale, lease or transfer. In the case of any consolidation or merger in which the Company is not the surviving entity or in the case of any sale, lease or transfer, the Company shall cause its successor to agree in writing (and such consolidation, merger, sale, lease or transfer shall not be consummated without such agreement) that it shall be responsible for the performance of the Company's obligations under this paragraph (b).

                    SECTION 11.  Statement Concerning Warrant Certificates.
                                 -----------------------------------------
          The Company may, but shall not be obligated to, issue replacement Warrant Certificates upon any adjustment to the Purchase Price or the number or kind of shares purchasable upon exercise of the Warrants. Irrespective of any such adjustment, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant to this Section 11, continue to express the same Purchase Price per share, and the same number of shares purchasable thereunder, as were expressed in the Warrant Certificates when the same were originally issued.

                    SECTION 12.  Common Stock.  As used in Sections 8, 9,
                                 ------------
          10 and 11, the term "Common Stock" shall mean and include the Company's Common Stock authorized on the Initial Warrant Exercise Date and shall also include any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Company; provided, however, that subject to Sections 8 and
                          --------  -------
          10, the shares issuable upon exercise of the Warrants shall include only shares of such class designated in the Company's Certificate of Incorporation as Common Stock on the Initial Warrant Exercise Date or (a) in the case of any consolidation, merger, sale, transfer or lease described in Section 10, the stock, securities or property provided for in such Section or (b) in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon exercise of the Warrants as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed. Notwithstanding any other provision of this Agreement to the contrary, before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take all corporate action necessary, in the opinion of its counsel, in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the adjusted Purchase Price.

                    SECTION 13.  Warrant Expiration Date.  Each Warrant not
                                 -----------------------
          exercised on or before the Warrant Expiration Date shall become void and all rights of the Registered Holder thereof thereunder and under this Agreement in respect of such Warrant shall cease.

                    SECTION 14.  Fractional Warrants and Fractional Shares.
                                 -----------------------------------------
          If the number of Warrants or the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section 8 or 10, the Company shall nevertheless not be required to issue fractions of Warrants or fractions of shares of Common Stock, upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional Warrants or fractional shares of Common Stock. With respect to any fraction of a Warrant called for in the aggregate Warrant position of any Registered Holder upon any adjustment pursuant to Section 8 or 10 or any fraction of a share of Common Stock called for given the aggregate number of shares issuable upon any exercise by a Registered Holder of Warrants, such fraction shall be rounded to the nearest whole number (.50 being rounded upward).

                    SECTION 15.  Registered Holders Not Deemed
                                 ------------------------------
          Shareholders.  No Registered Holder of Warrants shall, as such,
          ------------
          be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Registered Holders of the Warrants, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value, consolidation, merger or conveyance or otherwise), or
                                                                      =
          to receive notice of meetings, or to receive dividends or subscription rights until such Registered Holder shall have exercised Warrants in accordance with the provisions hereof.

                    SECTION 16.  Cancellation of Warrant Certificates.  If
                                 ------------------------------------
          the Company shall purchase or acquire any Warrant or Warrants, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be canceled by it and retired. The Company shall also cancel Warrant Certificates following exercise of any or all of the Warrants represented thereby or delivered to it for registration of transfer or exchange.

                    SECTION 17.  Rights of Action.  All rights of action
                                 ----------------
                               ==========================================
          with respect to this Agreement are vested in the respective
          ============================================================
          Registered Holders of the Warrants, and any Registered Holder of
          =================================================================
          a Warrant, without consent of the Warrant Agent or of the holder
          =================================================================
          of any other Warrant, may, in his, her or its own behalf and for
          ================================================================
          his, her or its own benefit, enforce against the Company such
          ==============================================================
          Registered Holder's right to exercise his, her or its Warrants
          ===============================================================
          for the purchase of shares of Common Stock in the manner provided
          =================================================================
          in the Warrant Certificate and this Agreement.
          ==============================================

                    SECTION 18.  Agreement of Warrantholders.  Every holder
                                 ---------------------------
                    =======================================================
          of a Warrant, by such holder's acceptance thereof, consents and
          ================================================================
          agrees with the Company, the Warrant Agent and every other holder
          =================================================================
          of a Warrant that:
          ==================

                    (a)  The Warrants are transferable only on the registry
                    ===  ==================================================
          books of the Warrant Agent by the Registered Holder thereof in
          ===============================================================
          person or by his, her or its attorney duly authorized in writing
          ================================================================
          and only if the Warrant Certificates representing such Warrants
          =================================================================
          are surrendered at the office of the Warrant Agent, duly endorsed
          =================================================================
          or accompanied by a proper instrument of transfer satisfactory to
          =================================================================
          the Warrant Agent and the Company in their sole discretion,
          ============================================================
          together with payment of any applicable transfer taxes; and
          ===========================================================

                    (b)  The Company and the Warrant Agent may deem and
                    ===  ===============================================
          treat the person in whose name the Warrant Certificate is
          ==========================================================
          registered as the Registered Holder and as the absolute, true and
          =================================================================
          lawful owner of the Warrants represented thereby for all
          =========================================================
          purposes, and neither the Company nor the Warrant Agent shall be
          =================================================================
          affected by any notice or knowledge to the contrary, except as
          ===============================================================
          otherwise expressly provided in Section 6 hereof.
          =================================================

                    SECTION 19.  Cancellation of Warrant Certificates.  If
                                 ------------------------------------
                    =======================================================
          the Company shall purchase or acquire any Warrant or Warrants,
          ================================================================
          the Warrant Certificate or Certificates evidencing the same shall
          =================================================================
          thereupon be delivered to the Warrant Agent and canceled by it
          ===============================================================
          and retired.  The Warrant Agent shall also cancel the Warrant
          ==============================================================
          Certificates following exercise of any or all of the Warrants
          ==============================================================
          represented thereby or delivered to it for transfer, split-up,
          ===============================================================
          combination or exchange.
          ========================

                    SECTION 20.  Warrant Agent.  (a)  Duties and
                                 -------------        -----------
                    =============================================
          Liabilities.  The Warrant Agent hereby accepts the agency
          -----------
          ==========================================================
          established by this Agreement and agrees to perform the same upon
          =================================================================
          the terms and conditions herein set forth, by all of which the
          ===============================================================
          Company and the Registered Holders of the Warrants, by their
          =============================================================
          acceptance thereof, shall be bound.  The Warrant Agent shall not,
          ================================================================
          by countersigning Warrant Certificates or by any other act
          ===========================================================
          hereunder, be deemed to make any representations as to the
          ===========================================================
          validity or authorization of the Warrants or the Warrant
          =========================================================
          Certificates (except as to its countersignature thereon) or of
          ===============================================================
          any securities or other property delivered upon exercise or
          ============================================================
          repurchase of any Warrant, or as to the accuracy of the
          ========================================================
          computation of the Purchase Price or exercise or repurchase of
          ===============================================================
          any Warrant, or the correctness of the representations of the
          ==============================================================
          Company made in the certificates that the Warrant Agent receives.
          =================================================================
          The Warrant Agent shall not be accountable for the use or
          ==========================================================
          application by the Company of the proceeds of the exercise of any
          =================================================================
          Warrant.  The Warrant Agent shall not have any duty to calculate
          =================================================================
          or determine any adjustments with respect to either the Purchase
          =================================================================
          Price or the kind and amount of shares or other securities or any
          =================================================================
          property receivable by Registered Holders upon the exercise or
          ===============================================================
          repurchase of Warrants required from time to time and the Warrant
          =================================================================
          Agent shall have no duty or responsibility in determining the
          ==============================================================
          accuracy or correctness of such calculation.  The Warrant Agent
          ================================================================
          shall not be (a) liable for any recital or statement of fact
          =============================================================
          contained herein or in the Warrant Certificates or for any action
          =================================================================
          taken, suffered or omitted by it in good faith in the belief that
          =================================================================
          any Warrant Certificate or any other documents or any signatures
          =================================================================
          are genuine or properly authorized, (b) responsible for any
          ============================================================
          failure on the part of the Company to comply with any of its
          =============================================================
          covenants and obligations contained in this Agreement or in the
          ================================================================
          Warrant Certificates or (c) liable for any act or omission in
          ==============================================================
          connection with this Agreement except for its own gross
          ========================================================
          negligence or willful misconduct.  The Warrant Agent is hereby
          ===============================================================
          authorized to accept instructions with respect to the performance
          =================================================================
          of its duties hereunder from the President, any Vice President or
          =================================================================
          the Secretary or Treasurer or an Assistant Treasurer of the
          ============================================================
          Company and to apply to any such officer for instructions (which
          =================================================================
          instructions will be promptly given in writing when requested)
          ===============================================================
          and the Warrant Agent shall not be liable for any action taken or
          ================================================================
          suffered to be taken by it in good faith in accordance with the
          ================================================================
          instructions of any such officer; however, in its discretion, the
          =================================================================
          Warrant Agent may in lieu thereof accept other evidence of such
          ================================================================
          or may require such further or additional evidence as it may deem
          =================================================================
          reasonable.  The Warrant Agent shall not be liable for any action
          =================================================================
          taken with respect to any matter in the event it requests
          ==========================================================
          instructions from the Company as to that matter and does not
          =============================================================
          receive such instructions within a reasonable period of time
          =============================================================
          after the request therefor.
          ===========================

                    The Warrant Agent may execute and exercise any of the
                    ======================================================
          rights and powers hereby vested in it or perform any duty
          ==========================================================
          hereunder either itself or by or through its attorneys, agents or
          =================================================================
          employees, and the Warrant Agent shall not be answerable or
          ============================================================
          accountable for any act, default, neglect or misconduct of any
          ===============================================================
          such attorneys, agents or employees, provided reasonable care has
                                               --------
          =================================================================
          been exercised in the selection and in the continued employment
          =================================================================
          of any such attorney, agent or employee.  The Warrant Agent shall
          =================================================================
          not be under any obligation or duty to institute, appear in or
          ===============================================================
          defend any action, suit or legal proceeding in respect hereof,
          ===============================================================
          unless first indemnified to its satisfaction, but this provision
          =================================================================
          shall not affect the power of the Warrant Agent to take such
          =============================================================
          action as the Warrant Agent may consider proper, whether with or
          =================================================================
          without such indemnity.  The Warrant Agent shall promptly notify
          =================================================================
          the Company in writing of any claim made or action, suit or
          ============================================================
          proceeding instituted against it arising out of or in connection
          =================================================================
          with this Agreement.
          ====================

                    The Company will perform, execute, acknowledge and
                    ===================================================
          deliver or cause to be delivered all such further acts
          ========================================================
          instruments and assurances as are consistent with this Agreement
          ================================================================
          and as may reasonably be required by the Warrant Agent in order
          ================================================================
          to enable it to carry out or perform its duties under this
          ===========================================================
          Agreement.
          ==========

                    The Warrant Agent shall act solely as agent of the
                    ===================================================
          Company hereunder.  The Warrant Agent shall not be liable except
          =================================================================
          for the failure to perform such duties as are specifically set
          ===============================================================
          forth herein, and no implied covenants or obligations shall be
          ===============================================================
          read into this Agreement against the Warrant Agent, whose duties
          =================================================================
          and obligations shall be determined solely by the express
          ==========================================================
          provisions hereof.
          ==================

                    (b)  Right to Consult Counsel.  The Warrant Agent may
                         ------------------------
                    ===  =================================================
          at any time consult with legal counsel acceptable to the Company
          =================================================================
          (who may be legal counsel for the Company), and the opinion or
          ===============================================================
          advice of such counsel shall be full and complete authorization
          ================================================================
          and protection to the Warrant Agent and the Warrant Agent shall
          ================================================================
          incur no liability or responsibility to the Company or to any
          ==============================================================
          Registered Holder for any action taken, suffered or omitted by it
          =================================================================
          in good faith in accordance with the opinion or advice of such
          ===============================================================
          counsel.
          ========

                    (c)  Compensation; Indemnification.  The Company agrees
                         -----------------------------
                    ===  ==================================================
          promptly to pay the Warrant Agent from time to time, on demand of
          =================================================================
          the Warrant Agent, compensation for its services hereunder as the
          =================================================================
          Company and the Warrant Agent may agree from time to time, and to
          =================================================================
          reimburse it for reasonable expenses and counsel fees incurred in
          =================================================================
          connection with the execution and administration of this
          ==========================================================
          Agreement, and further agrees to indemnify the Warrant Agent and
          ================================================================
          save it harmless against any losses, liabilities or expenses
          =============================================================
          arising out of or in connection with the acceptance and
          ========================================================
          administration of this Agreement, including the costs and
          ==========================================================
          expenses of investigating or defending any claim of such
          =========================================================
          liability, except that the Company shall have no liability
          ===========================================================
          hereunder to the extent that any such loss, liability or expense
          =================================================================
          results from the Warrant Agent's own gross negligence or willful
          =================================================================
          misconduct.  The obligations of the Company under this Section
          ===============================================================
          shall survive the exercise and the expiration of the Warrants and
          =================================================================
          the resignation or removal of the Warrant Agent.
          ================================================

                    (d)  No Restrictions on Actions.  The Warrant Agent and
                         --------------------------
                    ===  ==================================================
          any stockholder, director, officer or employee of the Warrant
          ==============================================================
          Agent may buy, sell or deal in any of the Warrants or other
          ============================================================
          securities of the Company or become pecuniarily interested in
          ==============================================================
          transactions in which the Company may be interested, or contract
          ================================================================
          with or lend money to the Company or otherwise act as fully and
          ================================================================
          freely as though it were not the Warrant Agent under this
          ==========================================================
          Agreement.  Nothing herein shall preclude the Warrant Agent from
          =================================================================
          acting in any other capacity for the Company or for any other
          ==============================================================
          legal entity.
          =============

                    (e)  Discharge or Removal; Replacement Warrant Agent.
                         -----------------------------------------------
                    ===  ==================================================
          The Warrant Agent may resign from its position as such and be
          ==============================================================
          discharged from all further duties and liabilities hereunder
          ==============================================================
          (except liability arising as a result of the Warrant Agent's own
          =================================================================
          gross negligence or willful misconduct), after giving one month's
          =================================================================
          prior written notice to the Company.  The Company may remove the
          =================================================================
          Warrant Agent upon one month's written notice specifying the date
          =================================================================
          when such discharge from all further duties and liabilities
          =============================================================
          hereunder, except as aforesaid.  The Warrant Agent or the Company
          =================================================================
          shall cause to be mailed to each Registered Holder of a Warrant a
          =================================================================
          copy of said notice of resignation or notice of removal, as the
          ================================================================
          case may be.  Upon such resignation or removal the Company shall
          =================================================================
          appoint in writing a new warrant agent.  If the Company shall
          ==============================================================
          fail to make such appointment within a period of 30 calendar days
          =================================================================
          after it has been notified in writing of such resignation by the
          =================================================================
          resigning Warrant Agent or after such removal, then the resigning
          =================================================================
          Warrant Agent or the Registered Holder of any Warrant may apply
          ================================================================
          to any court of competent jurisdiction for the appointment of a
          ================================================================
          new warrant agent.  Pending appointment of a successor to the
          ==============================================================
          original Warrant Agent, either by the Company or by such a court,
          =================================================================
          the duties of the Warrant Agent shall be carried out by the
          ============================================================
          Company.  Any new warrant agent, whether appointed by the Company
          =================================================================
          or by such a court, shall be a bank or trust company doing
          ===========================================================
          business under the laws of the United States or any state
          ==========================================================
          thereof, in good standing and having a combined capital and
          ============================================================
          surplus of not less than $25,000,000.  The combined capital and
          ================================================================
          surplus of any such new warrant agent shall be deemed to be the
          ================================================================
          combined capital and surplus as set froth in the most recent
          =============================================================
          annual report of its condition published by such warrant agent
          ===============================================================
          prior to its appointment, provided that such reports are
                                    --------
          =========================================================
          published at least annually pursuant to law or the requirements
          ================================================================
          of a federal or state supervising or examining authority.  After
          =================================================================
          acceptance in writing of such appointment by the new warrant
          =============================================================
          agent, it shall be vested with the same powers, rights, duties
          ===============================================================
          and responsibilities as if it had been originally named herein as
          =================================================================
          the Warrant Agent, without any further assurance, conveyance, act
          =================================================================
          or deed; however, the original Warrant Agent shall in all events
          ================================================================
          deliver and transfer to the successor Warrant Agent all property,
          =================================================================
          if any, at the time held hereunder by the original Warrant Agent
          ================================================================
          and if for any reason it shall be necessary or expedient to
          ============================================================
          execute and deliver any further assurance, conveyance, act or
          ==============================================================
          deed, the same shall be done at the expense of the Company and
          ===============================================================
          shall be legally and validly executed and delivered by the
          ===========================================================
          resigning or removed Warrant Agent.  Not later than the effective
          =================================================================
          date of any such appointment, the Company shall file notice
          ============================================================
          thereof with the resigning or removed Warrant Agent and shall
          ==============================================================
          forthwith cause a copy of such notice to be mailed to each
          ===========================================================
          Registered Holder of a Warrant.  Failure to give any notice
          ============================================================
          provided for in this paragraph (e), however, or any defect
          ===========================================================
          therein, shall not affect the legality or validity of the
          ==========================================================
          resignation of the Warrant Agent or the appointment of a new
          =============================================================
          warrant agent, as the case may be.
          ==================================

                    (f)  Successor Warrant Agent.  Any corporation into
                         -----------------------
                    ===  ===============================================
          which the Warrant Agent or any new warrant agent may be merged,
          ================================================================
          or any corporation resulting from any consolidation to which the
          =================================================================
          Warrant Agent or any new warrant agent shall be a party, shall be
          =================================================================
          a successor Warrant Agent under this Agreement without any
          ===========================================================
          further act, provided that such corporation would be eligible for
                       --------
          =================================================================
          appointment as successor to the Warrant Agent under the
          ========================================================
          provisions of paragraph (e) above.  Any such successor Warrant
          ===============================================================
          Agent shall promptly cause notice of it succession as Warrant
          ==============================================================
          Agent to be mailed to each Registered Holder of a Warrant.
          ==========================================================

                    SECTION 21.  Waivers; Amendments.  No failure or delay
                                 -------------------
                    ===========
          of the Registered Holders or any of them in exercising any right or power under this Agreement or the Warrants shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Registered Holders are cumulative and not exclusive of any rights or remedies that they would otherwise have. The [provisions of this Agreement ]Warrant
                                                                    =======
          Agent and the [Warrants may be amended, modified or waived with
          =====
          (and only with) the written consent of ]the Company and the Registered Holders of Company may by supplemental agreement make
                                ===========================================
          any changes or corrections in this Agreement (a) that they shall
          =================================================================
          deem appropriate to cure any ambiguity or to correct any
          =========================================================
          defective or inconsistent provisions or manifest mistake or error
          =================================================================
          herein contained; or (b) that they may deem necessary or
          =========================================================
          desirable and which shall not adversely affect the interests of
          ================================================================
          the holders of UNS Warrant Certificates [representing more than
          =================
          50% of the Warrants then outstanding;] provided, however, that
                                                 --------  -------
                                                                    =====
          this Agreement shall not otherwise be amended, modified or waived
          =================================================================
          except with the consent in writing of the Company and the
          ===========================================================
          Registered Holders of Warrant Certificates representing more than
          =================================================================
          50% of the Warrants then outstanding; and  provided, further,
                                                     -----------------
          =============================================================
          that no change in the number or kind of the securities purchasable upon the exercise of any Warrant, or the Purchase Price, or the Warrant Expiration Date, and no amendment, waiver or modification of the provisions of this Section 18 or of
          Section 8 or 10, shall be made without the written consent of the Registered Holders of all Warrants then outstanding, other than such adjustments as are contemplated by the provisions of Sections 8 and 10.

                    In the event of any such amendment, modification or waiver, the [Company ]Warrant Agent shall give prompt notice
                                =============
          thereof to all Registered Holders and, if appropriate, notation thereof shall be made on all Warrant Certificates thereafter surrendered for registration of transfer or exchange.

                    No notice or demand on the Company in any case shall entitle the Company to any other or future notice or demand in similar or other circumstances.

                    SECTION [18] 22.  Notice of Certain Events.  In case at
                                 ==   ------------------------
          any time:

                    (a) the Company shall pay any dividend upon, or make any distribution in respect of, its Common Stock that would give rise to an adjustment pursuant to Section 8(e);

                    (b) the Company shall offer for subscription to holders of its Common Stock any additional shares of stock of any class or other rights;

                    (c) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with or into, or sale, transfer or lease of all or substantially all of its property to, another entity; or

                    (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

          then, in any one or more of said cases, the Company shall give notice to the Warrant Agent, and the Warrant Agent shall give
                        ================================================
          notice to the Registered Holders, of the date on which (i) the
          =============                   =
          books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale, transfer, lease, dissolution, liquidation or winding up shall take place, as the case may be. Such notice to Registered
                                                       ==============
          Holders shall be given not less than 10 days prior to the record
          =======
          date or the date on which the books of the Company are to be closed in respect thereto in the case of an action specified in clause (i) and at least 20 days prior to the action in question (or as soon as the Company has knowledge of the action) in the case of an action specified in clause (ii).

                    SECTION [19.] 23.  Notices.  All notices, requests,
                                  ===  -------
          consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class, registered or certified mail, postage prepaid [as follows: if] to a Registered Holder[,] at the address of such holder as shown on the registry books maintained by the Company [; if] and to the Company[, at] or the Warrant Agent, as follows:
                 ===                      =================================

               To the Company:
               ===============

                         Tucson Electric Power Company
                         [,] 220 West Sixth Street
                         [,] Tucson, Arizona 85702
                         [,] Attention: Treasurer

               [,] To the Warrant Agent:
                   =====================

                         The Bank of New York
                         ====================
                         P.O. Box 11002
                         ==============
                         Church Street Station
                         =====================

                         New York, New York 10286-1281
                         =============================


          or at such other address as may have been furnished to the [Registered Holders ]party giving or making such notice in
                               ==================================
          writing [by the Company].

                    SECTION [20] 24.  Governing Law.  This Agreement shall
                                 ==   -------------
          be governed by and construed in accordance with the laws of the State of Arizona, without reference to principles of conflict of laws.

                    SECTION [21] 25.  Binding Effect.  This Agreement shall
                                 ==   --------------
          be binding upon and inure to the benefit of the Company and its successors and assigns, and the Registered Holders from time to time of Warrant Certificates. Each Registered Holder, by its acceptance of a Warrant Certificate, agrees to be bound by the provisions of this Agreement as if it were a party hereto. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law or to impose upon any other person any duty, liability or obligation.

                    SECTION [22.] 26.  Severability.  In case any one or
                                  ===  ------------
          more of the provisions contained in this Agreement or the Warrant Certificates issued hereunder shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.
          The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                    SECTION [23.] 27.  Counterparts.  This Agreement may be
                                  ===  ------------
          executed in several counterparts, which taken together shall constitute a single document.

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        [TUCSON ELECTRIC POWER COMPANY,


          by
             ------------------------------
          Susan R. Wallach
          Vice President and Treasurer

          CHRYSLER CAPITAL] UNISOURCE ENERGY CORPORATION,
                            ================


                                        by
                                            ------------------------------
                                             Name:
                                             Title:

                                        THE BANK OF NEW YORK,
                                        =====================
                                         as Warrant Agent [CILCORP LEASE
                                        =================
          MANAGEMENT INC.]


                                        by
                                            ------------------------------
                                             Name:
                                             Title:

                                                         [MWR CAPITAL INC.,


          by
             ------------------------------
          Name:
          Title:

          NORTHERN LEASING COMPANY, INC.


          by
             ------------------------------
          Name:
          Title:


          U S WEST FINANCIAL SERVICES, INC.


          by
             ------------------------------
          Name:
          Title:

          PHILIP MORRIS CAPITAL CORPORATION


          by
             ------------------------------
          Name:
          Title:]
          EXHIBIT A

          [INITIAL REGISTERED HOLDERS


          Name and Address Number of Warrants

          Chrysler Capital Corporation 2,131,244
          225 High Ridge Road
          Stamford, Connecticut 06905

          CILCORP Lease Management, Inc. 895,115
          300 Hamilton Boulevard (Suite 300)
          Peoria, Illinois 61602

          MWR Capital Inc. 852,491
          666 Grand Avenue
          Des Moines, Iowa 50309

          Northern Leasing Company, Inc. 1,278,742
          c/o PacifiCorp Financial
          Services,, Inc.
          825 NE - Multnomah Street (Suite 775)
          Portland, Oregon 97232

          Philip Morris Capital Corporation 5,191,693
          800 Westchester Avenue
          Rye Brook, New York 10573-1301

          U S WEST Financial Services, Inc. 1,704,993
          One Canterbury Green (4th Floor)
          Stamford, Connecticut 06901


          EXHIBIT B]


                        [Form of 1999 UNS Warrant Certificate]
                        --------------------------------------
                                 ========

          No. W      - 1999                                        Warrants
               ------------                               --------
                     ======

                                 Warrant Certificate
                                 -------------------


             [TUCSON ELECTRIC POWER COMPANY] UNISOURCE ENERGY CORPORATION
                                            ============================

                    THIS CERTIFIES THAT                             , or
          its registered assigns, is the registered owner (the "Registered Holder") of the number of Warrants set forth above, each of which entitles the owner thereof to purchase from [Tucson Electric Power Company] UniSource Energy Corporation (the "Company') at
                         ============================
          any time prior to 4:00 p.m. (Tucson, Arizona time) on[, 2002] March 15, 1999 , at the principal office of the Company, at 220
          ==============
          West Sixth Street, Tucson, Arizona 85702, one fully paid and nonassessable share of the Common Stock, without par value ("Common Stock"), of the Company at a purchase price of [$3.20] $16.00 per share (the "Purchase Price") upon presentation and
          ======
          surrender of this Warrant Certificate with the Form of Election to Purchase duly executed, together with payment in cash, or by official bank or certified check made payable to the Company, or by wire transfer, of an amount in lawful money of the United States of America equal to the applicable Purchase Price. The number of Warrants evidenced by this Warrant Certificate (and the number of shares of Common Stock that may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of
          [1992]         , 1999, based on the shares of Common Stock as
                ---------
                ===============
          constituted at such date. As provided in the Warrant Agreement referred to below, upon the happening of certain events, (a) the Purchase Price and the number of shares of Common Stock that may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are subject to modification and adjustment and (b) the registered holder of the Warrants evidenced by this Warrant Certificate may require the redemption thereof.

                    This Warrant Certificate is subject to all of the terms and conditions of a Warrant Agreement dated as of
          [              , 1992]       , 1998 (the "Warrant Agreement"),
           --------------       =============
          between the Company and the [initial registered holders] Warrant
                                                                   ======
          Agent.  The Warrant Agreement is hereby incorporated herein by
          =====
          reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company and the registered holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the office of the Company referred to above.

                    This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the [principal] office of the [Company] Warrant Agent, may be exchanged for another Warrant
                    =============
          Certificate or Warrant Certificates evidencing Warrants entitling the Registered Holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered shall have entitled the Registered Holder to purchase. If this Warrant Certificate shall be exercised or redeemed in part, the Registered Holder shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

                    If the Warrants evidenced by this Warrant Certificate remain unexercised or unredeemed at the expiration of the period during which Warrants are exercisable, as set forth in the first paragraph hereof, such Warrants shall thereupon become void and all rights of the Registered Holder hereunder and under the Warrant Agreement in respect of such Warrants shall cease.

                    No fractional Warrants will be issued upon any adjustment pursuant to Section 8 or 10 of the Warrant Agreement and no fractional shares of Common Stock will be issued upon the exercise of any Warrant or Warrants evidenced hereby. With respect to any fraction of a Warrant called for in the aggregate Warrant position of the Registered Holder upon any adjustment pursuant to Section 8 or 10 of the Warrant Agreement or any fraction of a share of Common Stock called for given the aggregate number of shares issuable upon any exercise by the Registered Holder of Warrants, such fraction shall be rounded to the nearest whole number (.50 being rounded upward).

                    Until the Warrant or Warrants evidenced by this Warrant Certificate are exercised as provided in the Warrant Agreement, no Registered Holder of this Warrant Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Stock or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the Registered Holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings, or to receive dividends or subscription rights or otherwise.

                    [WITNESS, the signature of the proper officers of the Company and its corporate seal.] This Warrant Certificate shall
                                           ===============================
          not be valid for any purpose until it shall have been
          ======================================================
          countersigned by the Warrant Agent.
          ===================================


          Dated as of


                                        [TUCSON ELECTRIC POWER COMPANY,]
          UNISOURCE ENERGY CORPORATION
          ============================

                                        by
                                           --------------------------
                                             [Susan R. Wallach] Name:
                                                                =====
                                             [Vice President and ]Title:
                                                                  ======

          [Treasurer] Countersigned:
                      ==============


          [Attest:] THE BANK OF NEW YORK
                    ====================
            as Warrant Agent
          ==================



          by:
          ===  -------------------
          Name:
          Title:

                                      ASSIGNMENT


                    (To be executed by the Registered Holder if such Registered Holder desires to register the transfer of the Warrant Certificate.)


          FOR VALUE RECEIVED,                           hereby sells,
                              -------------------------
          assigns and transfers unto                           this Warrant
                                     -------------------------
          Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
                                                               -----------
          Attorney to transfer this Warrant Certificate on the books of [Tucson Electric Power Company] the Warrant Agent with full power
                                          =================
          of substitution.

          Dated:                     .
                 --------------------

          Signature:
                                        ----------------------------
          Signature Guaranteed:
                                        ----------------------------


                                        NOTICE

                    The signature on the foregoing Assignment must conform in all respects to the name of the Registered Holder as specified on the face of this Warrant Certificate.

                                 ELECTION TO PURCHASE


                    (To be executed if the Registered Holder desires to exercise any 1999 UNS Warrant represented by this
                                 ========
                    Warrant Certificate.)


          TO:  [TUCSON ELECTRIC POWER COMPANY] UNISOURCE ENERGY CORPORATION
                                               ============================

                    The undersigned hereby irrevocably elects to exercise
                                      1999 UNS Warrants represented by this
          ---------------------------
          ====================================
          Warrant Certificate to purchase the shares of Common Stock issuable upon the exercise of such number of Warrants and requests that certificates for such shares be issued in the name of:



          ----------------------------------------------------------------
                      (Print name, address and social security
                             or other identifying number)

          and in the following denominations:



          ----------------------------------------------------------------
          ================================================================


          Dated:              .
                  ------------


          Signature:
                                        ------------------------------
                                             (Signature must conform in all
                                             respects to the name of the
                                             Registered Holder as specified
                                             on the face of this Warrant
                                             Certificate)




          Signature Guaranteed:
                                        ------------------------------

                                  NOTICE OF EXERCISE


                    (To be executed if the Registered Holder desires to have redeemed any 1999 UNS Warrant represented by this
                                      ========
                    Warrant Certificate.)


          TO:  [TUCSON ELECTRIC POWER COMPANY] UNISOURCE ENERGY CORPORATION
                                               ============================

                    The undersigned hereby elects to have redeemed
                                                                   -------
          Warrants represented by this Warrant Certificate and requests that the redemption price for such Warrants be paid to:




          ----------------------------------------------------------------
                      (Print name, address and social security
                             or other identifying number)

                    The undersigned has the right to revoke this Notice of Exercise as provided in Section 10(b) of the Warrant Agreement.




          Dated:              .
                  ------------



          Signature:
                                        ------------------------------
                                             (Signature must conform in all
                                             respects to the name of the
                                             Registered Holder as specified
                                             on the face of this Warrant
                                             Certificate)




          Signature Guaranteed:
                                        ------------------------------

                                                                  EXHIBIT B
                                                                  =========


                        [Form of 2000 UNS Warrant Certificate]
                        --------------------------------------
                        ======================================

          No. W      - 2000                                        Warrants
               ------                                     --------
          =================                               =================

                                 Warrant Certificate
                                 -------------------
                                 ===================


                             UNISOURCE ENERGY CORPORATION
                             ============================

                    THIS CERTIFIES THAT                             , or
                    =====================================================
          its registered assigns, is the registered owner (the "Registered
          =================================================================
          Holder") of the number of Warrants set forth above, each of which
          =================================================================
          entitles the owner thereof to purchase from UniSource Energy
          =============================================================
          Corporation (the "Company') at any time prior to 4:00 p.m.
          ===========================================================
          (Tucson, Arizona time) on December 15, 2000, at the principal
          ==============================================================
          office of the Company, at 220 West Sixth Street, Tucson, Arizona
          ================================================================
          85702, one fully paid and nonassessable share of the Common
          ============================================================
          Stock, without par value ("Common Stock"), of the Company at a
          ===============================================================
          purchase price of $16.00 per share (the "Purchase Price") upon
          ===============================================================
          presentation and surrender of this Warrant Certificate with the
          ================================================================
          Form of Election to Purchase duly executed, together with payment
          =================================================================
          in cash, or by official bank or certified check made payable to
          ================================================================
          the Company, or by wire transfer, of an amount in lawful money of
          ================================================================
          the United States of America equal to the applicable Purchase
          ==============================================================
          Price.  The number of Warrants evidenced by this Warrant
          =========================================================
          Certificate (and the number of shares of Common Stock that may be
          =================================================================
          purchased upon exercise thereof) set forth above, and the
          ==========================================================
          Purchase Price per share set forth above, are the number and
          =============================================================
          Purchase Price as of          , 2000, based on the shares of
                               ---------
          =============================================================
          Common Stock as constituted at such date.  As provided in the
          ==============================================================
          Warrant Agreement referred to below, upon the happening of
          ===========================================================
          certain events, (a) the Purchase Price and the number of shares
          ================================================================
          of Common Stock that may be purchased upon the exercise of the
          ===============================================================
          Warrants evidenced by this Warrant Certificate are subject to
          ==============================================================
          modification and adjustment and (b) the registered holder of the
          ================================================================
          Warrants evidenced by this Warrant Certificate may require the
          ===============================================================
          redemption thereof.
          ===================

                    This Warrant Certificate is subject to all of the terms
                    =======================================================
          and conditions of a Warrant Agreement dated as of          , 1998
                                                            ---------
          =================================================================
          (the "Warrant Agreement"), between the Company and the Warrant
          ===============================================================
          Agent.  The Warrant Agreement is hereby incorporated herein by
          ===============================================================
          reference and made a part hereof.  Reference is hereby made to
          ===============================================================
          the Warrant Agreement for a full description of the rights,
          ============================================================
          limitations of rights, obligations, duties and immunities
          ==========================================================
          thereunder of the Company and the registered holders of the
          ============================================================
          Warrant Certificates.  Copies of the Warrant Agreement are on
          ==============================================================
          file at the office of the Company referred to above.
          ====================================================

                    This Warrant Certificate, with or without other Warrant
                    =======================================================
          Certificates, upon surrender at the office of the Warrant Agent,
          =================================================================
          may be exchanged for another Warrant Certificate or Warrant
          ============================================================
          Certificates evidencing Warrants entitling the Registered Holder
          =================================================================
          to purchase a like aggregate number of shares of Common Stock as
          =================================================================
          the Warrants evidenced by the Warrant Certificate or Warrant
          =============================================================
          Certificates surrendered shall have entitled the Registered
          ============================================================
          Holder to purchase.  If this Warrant Certificate shall be
          ==========================================================
          exercised or redeemed in part, the Registered Holder shall be
          ==============================================================
          entitled to receive upon surrender hereof another Warrant
          ==========================================================
          Certificate or Warrant Certificates for the number of whole
          =============================================================
          Warrants not exercised.
          =======================

                    If the Warrants evidenced by this Warrant Certificate
                    ======================================================
          remain unexercised or unredeemed at the expiration of the period
          =================================================================
          during which Warrants are exercisable, as set forth in the first
          =================================================================
          paragraph hereof, such Warrants shall thereupon become void and
          ================================================================
          all rights of the Registered Holder hereunder and under the
          ============================================================
          Warrant Agreement in respect of such Warrants shall cease.
          ==========================================================

                    No fractional Warrants will be issued upon any
                    ===============================================
          adjustment pursuant to Section 8 or 10 of the Warrant Agreement
          ================================================================
          and no fractional shares of Common Stock will be issued upon the
          ================================================================
          exercise of any Warrant or Warrants evidenced hereby.  With
          =============================================================
          respect to any fraction of a Warrant called for in the aggregate
          ================================================================
          Warrant position of the Registered Holder upon any adjustment
          ==============================================================
          pursuant to Section 8 or 10 of the Warrant Agreement or any
          ============================================================
          fraction of a share of Common Stock called for given the
          =========================================================
          aggregate number of shares issuable upon any exercise by the
          =============================================================
          Registered Holder of Warrants, such fraction shall be rounded to
          ================================================================
          the nearest whole number (.50 being rounded upward).
          ====================================================

                    Until the Warrant or Warrants evidenced by this Warrant
                    =======================================================
          Certificate are exercised as provided in the Warrant Agreement,
          ================================================================
          no Registered Holder of this Warrant Certificate, as such, shall
          =================================================================
          be entitled to vote or receive dividends or be deemed for any
          ==============================================================
          purpose the holder of Common Stock or of any other securities of
          =================================================================
          the Company that may at any time be issuable on the exercise
          =============================================================
          hereof, nor shall anything contained in the Warrant Agreement or
          ================================================================
          herein be construed to confer upon the Registered Holder hereof,
          =================================================================
          as such, any of the rights of a shareholder of the Company or any
          =================================================================
          right to vote upon any matter submitted to shareholders at any
          ===============================================================
          meeting thereof, or to give or withhold consent to any corporate
          =================================================================
          action (whether upon any recapitalization, issue of stock,
          ===========================================================
          reclassification of stock, change of par value, consolidation,
          ===============================================================
          merger, conveyance, or otherwise) or, except as provided in the
          ================================================================
          Warrant Agreement, to receive notice of meetings, or to receive
          ================================================================
          dividends or subscription rights or otherwise.
          ==============================================

                    This Warrant Certificate shall not be valid for any
                    ====================================================
          purpose until it shall have been countersigned by the Warrant
          ==============================================================
          Agent.
          ======


          Dated as of
          ===========


                                        UNISOURCE ENERGY CORPORATION
                                        ============================


                                        by
                                           --------------------------
                                        =============================
                                             Name:
                                             =====
                                             Title:
                                             ======

          Countersigned:
          ==============


          THE BANK OF NEW YORK
          ====================
            as Warrant Agent
          ==================



          by:
               -------------------
          ===  ===================
          Name:
          =====
          Title:
          ======

                                      ASSIGNMENT
                                      ==========


                    (To be executed by the Registered Holder if such
                    =================================================
                    Registered Holder desires to register the transfer of
                    ======================================================
                    the Warrant Certificate.)
                    =========================


          FOR VALUE RECEIVED,                           hereby sells,
                              -------------------------
          =============================================================
          assigns and transfers unto                           this Warrant
                                     -------------------------
          =================================================================
          Certificate, together with all right, title and interest therein,
          =================================================================
          and does hereby irrevocably constitute and appoint
                                                             -----------
          ===============================================================
          Attorney to transfer this Warrant Certificate on the books of the
          =================================================================
          Warrant Agent with full power of substitution.
          ==============================================

          Dated:                     .
                 --------------------
          ============================

          Signature:
          ==========                    ----------------------------
                                        ============================

          Signature Guaranteed:
          =====================         ----------------------------
                                        ============================


                                        NOTICE
                                        ======

                    The signature on the foregoing Assignment must conform
                    =======================================================
          in all respects to the name of the Registered Holder as specified
          =================================================================
          on the face of this Warrant Certificate.
          ========================================

                                 ELECTION TO PURCHASE
                                 ====================


                    (To be executed if the Registered Holder desires to
                    ====================================================
                    exercise any 2000 UNS Warrant represented by this
                    ==================================================
                    Warrant Certificate.)
                    =====================


          TO:  UNISOURCE ENERGY CORPORATION
          ===  ============================

                    The undersigned hereby irrevocably elects to exercise
                    =======================================================
                                    2000 UNS Warrants represented by this
          -------------------------
          ================================================================
          Warrant Certificate to purchase the shares of Common Stock
          ===========================================================
          issuable upon the exercise of such number of Warrants and
          ==========================================================
          requests that certificates for such shares be issued in the name
          =================================================================
          of:
          ===



          ----------------------------------------------------------------
          ================================================================
                      (Print name, address and social security
                      =========================================
                             or other identifying number)
                             ============================

          and in the following denominations:
          ===================================



          ----------------------------------------------------------------
          ================================================================


          Dated:              .
                  ------------
          =====================


          Signature:
          =========                     ------------------------------
                                        ==============================
                                             (Signature must conform in all
                                             ==============================
                                             respects to the name of the
                                             ============================
                                             Registered Holder as specified
                                             ==============================
                                             on the face of this Warrant
                                             ============================
                                             Certificate)
                                             =============


          Signature Guaranteed:
          =====================         ------------------------------
                                        ==============================

                                  NOTICE OF EXERCISE
                                  ==================


                    (To be executed if the Registered Holder desires to
                    ====================================================
                    have redeemed any 2000 UNS Warrant represented by this
                    ======================================================
                    Warrant Certificate.)
                    =====================


          TO:  UNISOURCE ENERGY CORPORATION
          ===  ============================

                    The undersigned hereby elects to have redeemed
                                                                   ------
                    =======================================================
          Warrants represented by this Warrant Certificate and requests
          ==============================================================
          that the redemption price for such Warrants be paid to:
          =======================================================




          ----------------------------------------------------------------
          ================================================================
                      (Print name, address and social security
                      =========================================
                             or other identifying number)
                             ============================

                    The undersigned has the right to revoke this Notice of
                    =======================================================
          Exercise as provided in Section 10(b) of the Warrant Agreement.
          ===============================================================




          Dated:              .
                  ------------
          =====================



          Signature:
          ==========                    ------------------------------
                                        ==============================
                                             (Signature must conform in all
                                             ==============================
                                             respects to the name of the
                                             ============================
                                             Registered Holder as specified
                                             ==============================
                                             on the face of this Warrant
                                             ============================
                                             Certificate)
                                             ============



          Signature Guaranteed:
          =====================         ------------------------------
                                        ==============================

                                       PART II.

                        INFORMATION NOT REQUIRED IN PROSPECTUS




          ITEM 21. EXHIBITS.


               Reference is made to the Exhibit Index on page II-4 hereof.

                                      SIGNATURES

                    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona on August 14, 1998.

                              UNISOURCE ENERGY CORPORATION


                              By:   /s/ Ira R. Adler
                                 ------------------------------------------
                                 IRA R. ADLER
                                 Executive Vice President
                                 Principal Financial Officer


               Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          Date:     August 14, 1998      *James S. Pignatelli
                                        -----------------------------------
                                        James S. Pignatelli
                                        Chairman of the Board,
                                        President and
                                        Principal Executive Officer

          Date:     August 14, 1998     /s/Ira R. Adler
                                        -----------------------------------
                                        Ira R. Adler
                                        Executive Vice President,
                                        Principal Financial
                                        Officer and Director


          Date:     August 14, 1998     *Karen G. Kissinger
                                        -----------------------------------
                                        Karen G. Kissinger
                                        Principal Accounting Officer


          Date:             , 1998      -----------------------------------
                    --------            Elizabeth T. Bilby
                                        Director


          Date:     August 14, 1998     *Larry W. Bickle
                                        -----------------------------------
                                        Larry W. Bickle
                                        Director


          Date:     August 14, 1998     *Harold W. Burlingame
                                        -----------------------------------
                                        Harold W. Burlingame
                                        Director


          Date:     August 14, 1998     *Jose L. Canchola
                                        -----------------------------------
                                        Jose L. Canchola
                                        Director


          Date:     August 14, 1998     *John L. Carter
                                        -----------------------------------
                                        John L. Carter
                                        Director


          Date:             , 1998      -----------------------------------
                    --------            Daniel W.L. Fessler
                                        Director

          Date:     August 14, 1998     *John A. Jeter
                                        -----------------------------------
                                        John A. Jeter
                                        Director

          Date:     August 14, 1998     *R. B. O'Rielly
                                        -----------------------------------
                                        R. B. O'Rielly
                                        Director


          Date:     August 14, 1998     *Martha R. Seger
                                        -----------------------------------
                                        Martha R. Seger
                                        Director


          Date:     August 14, 1998     *H. Wilson Sundt
                                        -----------------------------------
                                        H. Wilson Sundt
                                        Director


                              By:  /s/ Ira R. Adler
                                   -----------------------------------
                                   IRA R. ADLER, as
                                   Attorney-in-fact for each
                                   of the persons indicated by an asterisk

                                    EXHIBIT INDEX



          Exhibit No.         Description of Exhibit
          -----------         ----------------------

          *3(a)               --   Amended and Restated Articles of
                                   Incorporation (filed with the Commission on January 30, 1998 as Exhibit 2(a) to
                                   Registrant's Amendment No. 1 to Form 8-A and incorporated herein by reference thereto).

          *3(b)               --   Bylaws (filed with the Commission on
                                   December 23, 1997 as Exhibit 2(b) to
                                   Registrant's Form 8-A and incorporated
                                   herein by reference thereto).


          *4(a)               --   Form of Warrant Agreement relating to
                                   the UNS Warrants is contained in
                                   Appendix A to the Prospectus included in this Registration Statement.

          *4(b)               --   Form of Letter of Transmittal.


          *5(a)               --   Opinion of Dennis R. Nelson, Esq. (filed
                                   with the Commission on August 6, 1998
                                   as Exhibit 5(a) to the Registration
                                   Statement).

          *5(b) and 8         --   Opinion of Thelen Reid & Priest LLP
                                   (filed with the Commission on August 6,
                                   1998 as Exhibit 5(b) and 8 to the
                                   Registration Statement).

          15(a)               --   Letter of Deloitte & Touche LLP
                                   regarding unaudited interim financial
                                   information

          15(b)               --   Letter of PricewaterhouseCoopers
                                   regarding unaudited interim financial
                                   information

          *23(a)              --   The Consents of Dennis R. Nelson and
                                   Thelen Reid & Priest LLP were contained
                                   in their opinions as Exhibit 5(a) and
                                   5(b), respectively.


           23(b)              --   The Consent of Deloitte & Touche LLP.

          *24                 --   Power of Attorney is contained at page
                                   II-4 of the previously filed
                                   Registration Statement.


          * Previously filed.